Exhibit 4.2

WARRANTAFTALE

WARRANT AGREEMENT

Dato/Date:

The English part of this document is an unofficial translation of the Danish text. In the event of disputes or misunderstandings arising from the translation, the Danish text shall prevail.

WARRANTAFTALE	WARRANT AGREEMENT

INDGÅET MELLEM	BETWEEN

Hemab ApS (CVR-nr. 40837590) (“Selskabet”)	Hemab ApS (CBR-no. 40837590) (the “Company”)

OG	AND

[●] (“Warrantindehaveren”)	[●] (the “Warrantholder”)

1.	INTRODUKTION	INTRODUCTION

1.1.	Warrantindehaveren er ansat i Selskabet og modtager warrants i sin egenskab heraf. Lov nr. 309 af 5. maj 2004 om brug af køberet eller tegningsret til aktier mv. i ansættelsesforhold som ændret ved lov nr. 1524 af 18. december 2018 finder anvendelse.	The Warrantholder is employed by the Company and receives his/her warrants in such capacity. The Danish Act no. 309 of 5 May 2004 on the application of warrants, share subscription obligation rights etc. in employment relationships as amended by the Danish Act no. 1524 of 18 December 2018 shall apply.

1.2.	Vilkårene for de tildelte warrants fremgår af denne aftale (“Warrantaftalen”), punkt 3.22 i Selskabets vedtægter og de til Warrantaftalen vedlagte generelle vilkår for warrants (“Vilkår for Warrants”), der er identisk med bilag 3.14 til Selskabets vedtægter.	The terms and conditions applicable to the granted warrants are set out on this agreement (the “Warrant Agreement”), article 3.22 of the Company’s articles of association and the general warrant terms (the “Warrant Terms”) enclosed to the Warrant Agreement, which are identical to appendix 3.14 to the Company’s articles of association.

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2.	TILDELING AF WARRANTS	GRANT OF WARRANTS

2.1.	Selskabet har den ____ / ____ ________ tildelt [•] warrants til Warrantindehaveren. Tildelingen af warrants sker ved underskrivelse af Warrantaftalen.	On ____ / ____ ________ the Company has granted [•] warrants to the Warrantholder. The allocation of warrants takes place by conclusion of the Warrant Agreement.

2.2.	Hver warrant giver ret til tegning af én ordinær anpart af nominelt DKK 1 i Selskabet mod kontant betaling af USD [•] pr. ordinær anpart af nominelt DKK 1, dog således at reguleringsmekanismerne i punkt 5 i Vilkår for Warrants kan resultere i et andet antal anparter og/eller en anden tegningskurs.	Each warrant confers the right to subscribe for one ordinary share of nominally DKK 1 in the Company against cash payment of USD [•] per ordinary share of nominally DKK 1, provided, however, that the adjustment mechanisms in clause 5 of the Warrant Terms may result in a different number of shares and/or a different subscription price.

3.	OPTJENING AF WARRANTS	VESTING OF WARRANTS

3.1.	Warrantindehaveren optjener ret til sine warrants, og warrants bortfalder, som beskrevet i Vilkår for Warrants, idet de tildelte warrants i forhold til optjening skal anses for tildelt den [•]. For så vidt angår accelereret optjening af warrants i forbindelse med exit, likvidation, fusion, spaltning eller salg af Selskabet m.v. henvises dog til punkt 3.4 og 5.10-5.12 i Vilkår for Warrants.	The warrants issued shall vest and terminate as described in the Warrant Terms, given that the warrants issued for the purpose of vesting shall be deemed to have been issued on [•]. As regards accelerated vesting of warrants in connection with exit, a liquidation, merger, demerger or sale of the company etc., reference is, however made to clauses 3.4 and 5.10-5.12 of the Warrant Terms.

4.	UDNYTTELSE AF WARRANTS	EXERCISE OF WARRANTS

4.1.	Optjente warrants kan med de modifikationer, som følger af punkt 4.2-4.6 i Vilkår for Warrants, udnyttes i en periode på 10 år fra tildelingstidspunktet, dvs. til og med ____ / ____ ________.	Vested warrants may, subject to the modifications set out in clauses 4.2-4.6 of the Warrant Terms, be exercised during a period of 10 years from the time of grant, i.e. until and including ____ / ____ ________.

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5.	ØVRIGE FORHOLD	MISCELLANEOUS

5.1.	Tildeling af warrants har ingen umiddelbare økonomiske konsekvenser for Warrantindehaveren. Det præciseres, at værdien af de tildelte warrants er afhængig af kursudviklingen på Selskabets anparter, og at der ikke er nogen sikkerhed for at Warrantindehaveren vil opnå en gevinst på sine warrants og/eller de anparter, som Warrantindehaveren måtte tegne i Selskabet.	Grant of warrants has no immediate economic consequences for the Warrantholder. It is specifically noted that the value of the granted warrants is depending on fluctuations in the value of the Company’s shares and that there is no certainty that the Warrantholder will receive a gain on his/her warrants and/or the shares that the Warrantholder may subscribe for in the Company.

5.2.	Selskabet og Warrantindehaveren aftaler hermed, at tildelingen af warrants i videst muligt omfang er omfattet af Ligningsloven § 7P, og parterne er således forpligtede til at overholde vilkårene i Ligningslovens § 7P, stk. 2, nr. 2-7.	The Company and the Warrantholder agree on their mutual intention to make the warrant subject to the special tax scheme Section 7P of the Danish Tax Assessment Act, to the extent possible, and each party must perform their obligations for the warrants to qualify for Section 7P of the Danish Tax Assessment Act.

	Til brug for vurdering af 50% grænsen i lig-ningslovens § 7P, stk. 2 nr. 2) er warrant-værdien opgjort af DCF Group efter Black Scholes værdiansættelsesmodellen. Den beregnede warrantværdi er opgjort af DCF Group til DKK 1.022,10 pr. warrant.	For purpose of the qualifications in Section 7P (2)(no 2) and the 50% limitation, the Company informs that Black Scholes valuation model has been applied by DCF Group for valuation of the warrants. The valuation of the warrants has been assessed by DCF Group to the value DKK [•] per warrant.

	Den samlede opgjorte værdi af de tildelte warrants udgør [•]* DKK [•] = DKK [•]. Warrantindehaverens årsløn som medarbejder i Selskabet er på aftaletidspunktet opgjort som 12* månedsløn DKK [•] (afrun-det) + estimeret bonus på [•], i alt DKK [•]. Således udgør 50% af årslønnen DKK [•].	Based on the value assessment, the total value of the warrants granted is [•]* DKK [•]= DKK [•]. When entering into this Warrant Agreement, the Warrantholder holds for her engagement in the Company, an annual salary of 12* monthly salary DKK [•] (rounded) + bonus as estimated [•], in total DKK [•]. Accordingly, 50% of the annual salary amounts to DKK [•].

	Den samlede tildeling af [•]warrants omfattes således af Ligningsloven § 7P.	The total grant of [●]warrants will qualify for taxation under Section 7P of the Danish Tax Assessment Act.

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De skattemæssige konsekvenser for Warrantindehaveren som følge af tildelingen af warrants er Selskabet uvedkommende. Warrantaftalen udgør ikke en garanti eller indeståelse for, at modtageren af warrants kan blive beskattet i henhold til Ligningslo-vens § 7P eller andre favorable skatteregler og Warrantindehaveren bærer selv risikoen herfor.	The Company takes no responsibility for the tax implications to the Warrantholder as a result of the grant of warrants. The Warrant Agreement does not provide any warranty for taxation under special tax schemes such as Section 7P of the Danish Tax Assessment Act or other taxation favorable to the Warrantholder. The Warrantholder assumes all risk in respect of taxation.

For Selskabet/the Company: Dato/Date:

Benny Sørensen	Mads Behrndt

For Warrantindehaveren/the Warrantholder: Dato/Date:
[●]

5

Articles of Association

Vedtægter Hemab ApS CVR-nr. 40 83 75 90	Articles of Association Hemab ApS CVR no. 40 83 75 90

The English part of this document is an unofficial translation of the Danish text. In the event of disputes or misunderstandings arising from the translation, the Danish text shall prevail.

	BILAG 3.8 TIL VEDTÆGTERNE HEMAB APS (CVR-NR. 40837590) (“Selskabet”)	APPENDIX 3.8 TO THE ARTICLES OF ASSOCIATION HEMAB APS (COMPANY REG. NO. (CBR) 40837590) (the “Company”)

1.	INTRODUKTION	INTRODUCTION

1.1.	I henhold til bemyndigelse i vedtægternes punkt 3.8 og punkt 3.10 har bestyrelsen bestemt, at nedenstående vilkår og betingelser skal være gældende for warrants, der udstedes til bestyrelsesmedlemmer, direktører, øvrige medarbejdere og konsulenter i Selskabet og Selskabets eventuelle datterselskaber m.v. (hver en ”Warrantindehaver”) i henhold til bemyndigelserne.	Pursuant to the authorisation set out in article 3.8 and article 3.10 of the articles of association, the board of directors has resolved that the below terms and conditions shall apply to warrants, which are granted to directors, managers, other employees and consultants of the Company and its subsidiaries, if any, etc. (each a “Warrantholder”), according to the authorisations.

1.2.	Warrants tildeles efter bestyrelsens skøn. Antallet af warrants, der tilbydes en Warrantindehaver, er baseret på en individuel vurdering af dennes jobfunktion eller anden relation til Selskabet og/eller Selskabets eventuelle datterselskaber.	Warrants are offered at the discretion of the board of directors. The number of warrants offered to a Warrantholder shall be based on an individual evaluation of the Warrantholder’s employment or other association with the Company and/or its subsidiaries, if any.

1.3.	En warrant er en ret, men ikke en pligt, til i en eller flere nærmere fastlagte perioder (udnyttelsesperioden) at tegne nye anparter i Selskabet til en kurs, der er fastsat på forhånd (udnyttelsesprisen). Udnyttelsesprisen og udnyttelsesperioden fastsættes af bestyrelsen i forbindelse med hver udstedelse/tildeling af warrants. Én warrant giver ret til at tegne én ordinær anpart af nominelt DKK 1 i Selskabet til den af bestyrelsen ved udstedelsen fastsatte kurs.	A warrant is a right, but not an obligation, during one or more fixed periods (the exercise period) to subscribe for new shares in the Company at a price fixed in advance (the exercise price). The exercise price and the exercise period shall be determined by the board of directors in connection with each issuance of warrants. Each warrant carries the right to subscribe for one ordinary share of nominally DKK 1 in the Company at the subscription price determined by the board of directors at the issuance.

1.4.	Tildeling af warrants har ingen umiddelbare økonomiske konsekvenser for Warrantindehaveren. Værdien af warrants indgår ikke i beregningen af eventuelle feriepenge, pensionsbidrag eller øvrige vederlagsafhængige ydelser fra Selskabet eller dets eventuelle datterselskaber.	Grant of warrants has no immediate economic consequences for the Warrantholder. The value of warrants will not form part of the calculation of holiday allowances, pension contributions or other contributions or payments, which are based on the Warrantholder’s remuneration from the Company or its subsidiaries, if any.

2.	TILDELING AF WARRANTS	GRANT OF WARRANTS

2.1.	Warrantindehavere, der ønsker at tegne warrants, skal underskrive en warrantaftale (”Warrantaftalen”), som henviser til dette bilag, samt, såfremt dette kræves af bestyrelsen, en ejeraftale.	Warrantholders who wish to subscribe for warrants shall sign a warrant agreement (the “Warrant Agreement”), which refers to this appendix, and, to the extent required by the board of directors, a shareholders’ agreement.

2.2.	Det skal fremgå af Warrantaftalen, hvor mange warrants Warrantindehaveren får tildelt, samt til hvilken kurs warrants kan udnyttes.	It must appear from the Warrant agreement, how many warrants that are granted to the Warrantholder and at which price the warrants can be exercised.

2.3.	En Warrantindehaver skal ikke betale noget vederlag for tildelingen af warrants.	A Warrantholder shall not pay any consideration for the grant of warrants.

2.4.	Selskabet fører en fortegnelse over tildelte warrants, der ajourføres løbende.	The Company shall keep records of granted warrants and update the records on an ongoing basis.

3.	OPTJENING AF WARRANTS	VESTING OF WARRANTS

3.1.	En Warrantindehaver optjener – med de modifikationer, som følger af punkt 3.2 nedenfor – som udgangspunkt ret til at udnytte warrants med 1/36 pr. måned regnet fra tildelingstidspunktet. Bestyrelsen skal dog være berettiget til at fravige nævnte udgangspunkt og bestemme, at tildelte warrants anses for optjent pr. tildelingstidspunktet, eller at der skal gælde andre regler for optjeningen. Sådanne eventuelle fravigelser skal specificeres i Warrantaftalen og vedtægterne i forbindelse med udstedelsen. For så vidt angår accelereret optjening af warrants i forbindelse med exit, likvidation, fusion, spaltning og salg af Selskabet m.v. henvises til punkt 3.4, 5.10, 5.11 og 5.12 nedenfor.	Warrants issued to a Warrantholder shall – subject to such modifications as set out in clause 3.2 below – as a general rule vest with 1/36 per month from the date of grant. The board of directors shall, however, be entitled to deviate from the general rule and determine that warrants shall be deemed to vest as of the date of issuance or that special rules shall apply in relation to vesting. Such deviations, if any, shall be specified in the Warrant Agreement and the articles of association in connection with the issuance. As regards accelerated vesting of warrants in connection with an exit liquidation, merger, demerger or sale of the Company etc., reference is made to clauses 3.4,5.10, 5.11 and 5.12 below.

3.2.	Warrantindehaveren optjener kun ret til sine warrants, så længe denne er ansat, konsulent eller bestyrelsesmedlem i Selskabet eller dets eventuelle datterselskaber (i dette punkt 3 og punkt 4.6 nedenfor samlet benævnt ”Selskabet”), medmindre:	Warrants shall only vest while the Warrantholder remains an employee, consultant or board member, as applicable, of the Company or its subsidiaries, if any (in this clause 3 and clause 4.6 below collectively, the ”Company”), unless:

	(a)	(a)

For warrants tildelt direktører, øvrige medarbejdere og konsulenter:

Warrantindehaveren bringer ansættelses- eller konsulentforholdet til ophør gennem opsigelse, og opsigelsen er begrundet i Selskabets væsentlige misligholdelse af sine forpligtelser over for Warrantindehaveren.

For warrants issued to managers, other employees and consultants:

The Warrantholder terminates the employment or consultancy contract and the termination is caused by a material breach by the Company of its obligations towards the Warrantholder.

For warrants tildelt bestyrelsesmedlemmer:

Warrantindehaveren vælger at udtræde af Selskabets bestyrelse eller undlader at stille sig til rådighed for genvalg til Selskabets bestyrelse og beslutningen om at udtræde eller ikke at stille sig til rådighed for genvalg er begrundet i Selskabets væsentlige misligholdelse af sine forpligtelser over for Warrantindehaveren.

For warrants issued to directors:

The Warrantholder decides to leave the board of directors of the Company or not make himself/herself available for re-election to the board of directors of the Company and the decision to leave or not make himself/herself available for re-election is caused by a material breach by the Company of its obligations towards the Warrantholder

	Eller	Or

(b)

For warrants tildelt direktører, øvrige medarbejdere og konsulenter:

Selskabet bringer ansættelses- eller konsulentforholdet til ophør, og dette ikke er begrundet i Warrantindehaverens væsentlige misligholdelse af sine forpligtelser over for Selskabet, samt i tilfælde af Warrantindehaverens død.

For warrants tildelt bestyrelsesmedlemmer:

Warrantindehaveren udtræder af Selskabets bestyrelse eller ikke genvælges til bestyrelsen, og dette ikke skyldes Warrantindehaverens beslutning om at forlade Selskabets bestyrelse eller ikke stille sig til rådighed for genvalg til bestyrelsen, og dette desuden ikke er begrundet i Warrantindehaverens væsentlige misligholdelse af sine forpligtelser over for Selskabet.

(b)

For warrants issued to managers, other employees and consultants:

The Company terminates the employment or consultancy contract and the this is not a result of a material breach by the Warrantholder of its obligations towards the Company, and in case of the Warrantholder’s death

For warrants issued to directors:

The Warrantholder leaves the board of directors of the Company or is not re-elected to the board of directors, and this is not caused by the fact that the Warrantholder decides to leave the board of directors of the Company or not make himself/herself available for re-election to the board of directors, and provided further that this is not a result of a material breach by the Warrantholder of its obligations towards the Company.

3.3.	Alle Warrantindehaverens warrants bortfalder uden yderligere varsel og uden kompensation eller vederlag af nogen art til Warrantindehaveren på det tidspunkt, hvor ansættelses- eller konsulentforholdet henholdsvis medlemskabet af bestyrelsen ophører, såfremt:	All warrants of the Warrantholder shall without further notice and without compensation or payment of any kind to the Warrantholder automatically become null and void at the time where the employment or consultancy contract or membership of the board of directors, as applicable, is terminated, in the event that:

For warrants tildelt direktører, øvrige medarbejdere og konsulenter:

Selskabet bringer ansættelses- eller konsulentforholdet til ophør, og dette er begrundet i Warrantindehaverens væsentlige misligholdelse af sine forpligtelser over for Selskabet.

For warrants issued to managers, other employees and consultants: The Company terminates the employment or consultancy contract, as applicable, and this is caused by the Warrantholder’s material breach of his/her obligations towards the Company.

For warrants tildelt bestyrelsesmedlemmer:

Warrantindehaveren udtræder af Selskabets bestyrelse eller ikke genvælges til bestyrelsen, og dette er begrundet i Warrantindehaverens væsentlige misligholdelse af sine forpligtelser over for Selskabet.

For warrants issued to directors: The Warrantholder leaves the board of directors of the Company or is not re-elected to the board of directors and this is caused by the Warrantholder’s material breach of his/her obligations towards the Company.

3.4.	I tilfælde af en Exit, fremrykkes optjeningen af warrants, således at Warrantindehaverens eventuelt ikke-optjente warrants (som er under optjening) optjenes på et tidspunkt forud for den pågældende exit, som fastsættes af Selskabet og meddeles Warrantindehaveren. Ved en “Exit” forstås en begivenhed, hvorved hele eller næste hele Selskabets værdi realiseres mod betaling i kontanter eller likvide værdipapirer, uanset om en sådan begivenhed besluttes af bestyrelsen og/eller kapitalejerne. En exit kan	In case of an Exit, the vesting of warrants shall be accelerated to the effect that the Warrantholder’s unvested warrants (that are undergoing vesting), if any, shall vest at a time prior to the exit, which shall be determined by the Company and notified to the Warrantholder. An “Exit” shall mean an event whereby all or materially all of the value of the Company is realized in consideration for cash or liquid securities irrespective of whether such event is decided (a) by the required majority of board members and/or shareholders. An exit may be carried out in a variety of ways

	gennemføres på forskellige måneder, herunder ved (i) en børsnotering af Selskabets kapitalandele, (ii) et salg (trade sale) af Selskabets anparter, (iii) indgåelse af en partnerskabs- eller jointventureaftale, der fastsætter partnerens fremtidige erhvervelse af Selskabets værdi, (iv) en fusion med Selskabet som den ophørende enhed, (v) et salg af Selskabets aktiviteter, herunder et salg af alle eller en væsentlig andel af Selskabets aktiver eller alle eller en væsentlig andel af Selskabets immaterielle rettigheder, (vi) udlicensiering af alle eller en væsentlig andel af Selskabets immaterielle rettigheder på en måde, som kan sidestilles med en exit eller (vii) en kombination af ovenstående.	including, but not limited to (i) an initial public offering (IPO) of the Company’s shares; (ii) a trade sale of the Company’s shares; (iii) the entering into of a partnership or joint venture agreement stipulating a future acquisition of the value of the Company by the partner; (iv) a merger whereby the Company is the discontinuing entity, (v) a sale of the Company’s activities, including a sale of all or a material part of the Company’s assets or all or a material part of the Company’s intellectual property rights; (vi) licensing of all or a material part of the intellectual property rights of the Company in a way, which can be considered equal to an exit; or (vii) a combination of the above,

4.	UDNYTTELSE AF WARRANTS	EXERCISE OF WARRANTS

4.1.	Kun optjente warrants kan udnyttes. Optjente warrants kan med de modifikationer, som følger af punkt 4.2-4.6 nedenfor, udnyttes i den eller de perioder, der fremgår af Warrantaftalen.	Only vested warrants can be exercised. Vested warrants may, subject to the modifications set out in clauses 4.2-4.6 below, be exercised during such period or periods as agreed in the Warrant agreement.

4.2.	Hvis den sidste dag i en udnyttelsesperiode er en lørdag, søndag eller helligdag, omfatter udnyttelsesperioden også den herefter førstkommende hverdag.	If the last day of an exercise period is a Saturday, Sunday or bank holiday, the exercise period shall also include the first business day immediately following the stipulated period.

4.3.	Warrantindehaveren kan – i det omfang andet ikke fremgår af punkt 4.6 nedenfor – frit vælge i hvilke udnyttelsesperioder (hvis der er aftalt flere udnyttelsesperioder) og hvornår i en udnyttelsesperiode optjente warrants skal udnyttes. Det er dog en betingelse for hver udnyttelse, at Warrantindehaveren udnytter det mindste af (a) alle sine optjente warrants og (b) optjente warrants, der giver ret til tegning af minimum nominelt DKK 2.000 anparter i Selskabet.	The Warrantholder shall – to the extent not otherwise set forth in clause 4.6 below – be entitled to choose in which exercise periods (if more exercise periods have been agreed) and when during an exercise period vested warrants shall be exercised. It is, however, a precondition each exercise that the Warrantholder exercises the lower of (a) all of his/her vested warrants and (b) vested warrants, which provides for subscription of minimum nominally DKK 2,000 shares in the Company.

4.4.	De warrants, som Warrantindehaveren ikke udnytter i udnyttelsesperioden (eller den sidste udnyttelsesperiode, hvis der er aftalt flere udnyttelsesperioder), bortfalder uden yderligere varsel og uden kompensation eller vederlag af nogen art til Warrantindehaveren.	Warrants that are not exercised by the Warrantholder during the exercise period (or last exercise period, if more exercise periods have been agreed) shall become null and void without further notice and without compensation or payment of any kind to the Warrantholder.

4.5.	Selskabet er berettiget til ensidigt at forlænge udnyttelsesperioden (eller udnyttelsesperioderne, hvis der er flere). Selskabet er endvidere i tilfælde af, at Selskabet børsnoteres, berettiget til ensidigt at ændre udnyttelsesperioden (eller udnyttelsesperioderne, hvis der er flere), således at udnyttelsesperioden (eller udnyttelsesperioderne, hvis der er flere) tilpasses de til enhver tid gældende regler for insiderhandel.	The Company may at its discretion extend the exercise period (or exercise periods, if more exercise periods have been agreed). In addition, the Company is, in the event of a listing of the Company on a stock exchange, entitled at its discretion to change the exercise period (or exercise periods, if more exercise periods have been agreed) in order to adapt the exercise period (or exercise periods, if more exercise periods have been agreed) to applicable rules on insider trading.

4.6.	Såfremt Warrantindehaverens tilknytning til Selskabet ophører af årsager omfattet af punkt 3.2(b), eller fordi Warrantindehaveren bringer ansættelses- eller konsulentforholdet til ophør gennem opsigelse henholdsvis vælger at udtræde af Selskabets bestyrelse eller ikke at stille sig til rådighed for genvalg til Selskabets bestyrelse, og dette ikke er begrundet i Selskabets væsentlige misligholdelse af sine forpligtelser over for Warrantindehaveren, kan Warrantindehaveren (eller dennes bo/arvinger), medmindre Selskabet beslutter andet, alene udnytte optjente warrants i perioden fra tilknytningens ophør til seks måneder efter tilknytningens ophør, dog altid indtil tre måneder efter at alle warrants, som måtte fortsætte optjening, er optjente, hvorefter alle ikke-udnyttede warrants bortfalder uden yderligere varsel og uden kompensation eller vederlag af nogen art.	In the event of termination of the Warrantholder’s association with the Company for reasons comprised by clause 3.2(b) or because the Warrantholder terminates the employment or consultancy contract or decides to leave the board of directors of the Company or not make himself/herself available for re-election to the board of directors, as applicable, and this is not a result of a material breach by the Company of its obligations towards the Warrantholder, the Warrantholder (or his/her estate/heirs) shall, unless otherwise decided by the Company, only be entitled to exercise vested warrants during the period from termination of the association until six months after termination of the association, however always until three months after all warrants that continue to vest, if any, have vested, after which all unexercised warrants shall become null and void without further notice and without compensation or payment of any kind.

5.	JUSTERING AF WARRANTS	ADJUSTMENT OF WARRANTS

5.1.	Hvis der sker ændringer i Selskabets kapitalforhold, der medfører en ændring af den potentielle gevinstmulighed, der er knyttet til warrants, skal sådanne warrants justeres i henhold til dette punkt 5. Justeringer skal, medmindre Selskabet træffer anden beslutning med fornøden tilslutning fra dets kapitalejere, dog alene ske i det omfang, justeringerne kan foretages indenfor rammerne af den i vedtægternes punkt 3.8 henholdsvis punkt 3.10 givne bemyndigelse til bestyrelsen.	If changes are made to the Company’s capital structure, which cause a change of the possibility of a gain attached to warrants, such warrants shall be adjusted in accordance with this clause 5. Adjustments shall, however, unless otherwise decided by the Company with the necessary support from its shareholders, only take place to the extent that the adjustments can be made within the scope of the authorization to the board of directors set out in article 3.8 and article 3.10 of the articles of association, respectively.

5.2.	En justering skal ske, således at den potentielle gevinstmulighed, der er knyttet til en warrant, så vidt muligt er den samme som før og efter indtræden af den hændelse, der begrunder justeringen. Justeringen gennemføres af Selskabet. Justeringen kan ske enten ved en forøgelse eller en formindskelse af det antal anparter, der kan udstedes i henhold til en warrant, og/eller en forøgelse eller formindskelse af udnyttelseskursen.	An adjustment shall be made to the effect that the possibility of a gain attached to a warrant, in so far as possible, shall remain the same before and after the occurrence of the incident causing the adjustment. The adjustment shall be carried out by the Company. The adjustment may be effected either by an increase or decrease of the number of shares that can be issued following an exercise of the warrant and/or an increase or decrease of the exercise price.

5.3.	Selskabets udstedelse af medarbejderanparter, anpartsoptioner og/eller warrants som led i medarbejderincitamentsordninger (herunder til bestyrelsesmedlemmer, rådgivere og konsulenter) såvel som senere udnyttelse af sådanne optioner og/eller warrants, medfører ikke krav på justering af warrants. En kapitalforhøjelse, der finder sted som følge af warrantindehaveres udnyttelse af warrants i Selskabet, medfører heller ikke justering af warrants. Herudover skal en Warrantindehaver, uanset punkt 5.6, ikke være berettiget til justering, såfremt der sker anpartsudstedelser til under markedskurs, som følge af eksempelvis anti-udvandingsbestemmelserne i vedtægternes bilag 3.2(b), som beskytter mod udvanding af Selskabets præferenceanparter.	Warrants shall not be adjusted as a result of the Company’s issue of employee shares, share options and/or warrants as part of employee incentive schemes (including to directors, advisors and consultants) as well as future exercise of such options and/or warrants. Warrants shall, furthermore, not be adjusted as a result of a capital increase following warrantholders’ exercise of warrants in the Company. In addition, a Warrantholder shall, irrespective of clause 5.6, not be entitled to any adjustment in the event of capital increases below market price pursuant to, for example, the anti-dilution provisions in appendix 3.2(b) of the articles of association of the Company that protect against dilution of the preference shares of the Company.

5.4.	Enhver regulering af udnyttelseskursen og/eller det antal anparter, som kan tegnes ved udnyttelse af warrants i henhold til dette punkt 5, skal alene gælde for warrants, som endnu ikke er udnyttet på tidspunktet for den begivenhed, der medfører en regulering. Allerede udnyttede warrants påvirkes således ikke af reguleringer.	Any adjustments of the exercise price and/or and/or the number of shares that may be subscribed for by exercise of warrants pursuant to this clause 5, shall only apply to warrants not exercised by the Warrantholder at the time of the event triggering the adjustment. Accordingly, no adjustment shall affect already exercised warrants.

5.5.	Fondsanparter	Bonus Shares

	Hvis det besluttes at udstede fondsanparter i Selskabet, skal warrants justeres som følger:	If it is decided to issue bonus shares in the Company, warrants shall be adjusted as follows:

	Udnyttelsesprisen på enhver endnu ikke udnyttet warrant ganges med faktoren:	The exercise price for each warrant not yet exercised shall be multiplied by the factor:

α =    A

(A+B)

og antallet af endnu ikke udnyttede warrants ganges med

faktoren:

1

α

hvor:

A = den nominelle anpartskapital før udstedelsen af fondsanparter, og

B = den samlede nominelle værdi på fondsanparterne.

α =   A

(A+B)

and the number of warrants not yet exercised shall be multiplied by the factor:

1

α

where:

A = the nominal share capital before the issue of bonus shares, and

B = the total nominal value of the bonus shares.

	Hvis det justerede antal anparter ikke er et helt tal, skal der afrundes nedad til det nærmeste hele tal.	If the adjusted number of shares does not amount to a whole number, the number shall be rounded down to the nearest whole number.

5.6.	Kapitalændringer til en anden kurs end markedskursen	Changes of capital at a price different from the market price

	Hvis det besluttes at forhøje eller nedsætte anpartskapitalen i Selskabet til en kurs under markedskursen (vedrørende kapitalnedsættelser også til over markedskursen), skal warrants justeres som følger:	If it is decided to increase or decrease the share capital in the Company at a price below the market price (in relation to capital decreases also above the market price), warrants shall be adjusted as follows:

	Udnyttelsesprisen på enhver endnu ikke udnyttet warrant ganges med faktoren:	The exercise price for each non-exercised warrant shall be multiplied by the factor:

	α = (A x K) + (B x T) (A+B) x K	α = (A_x K) + (B x T) (A+B) x K

	og antallet af endnu ikke udnyttede warrants ganges med faktoren	and the number of non-exercised warrants shall be multiplied by the factor:

	1 α	1 α

	hvor:	where:

	A = den nominelle anpartskapital før ændringen i kapitalen	A = nominal share capital before the change in capital

	B = den nominelle ændring i anpartskapitalen	B = nominal change in the share capital

	K = anpartens markedskurs / lukkekurs dagen forinden annoncering af ændringen i anpartskapitalen, og	K = market price / closing price of the share on the day prior to the announcement of the change in the share capital, and

	T = tegningskurs/nedsættelseskurs ved ændringen i anpartskapitalen	T = subscription price/reduction price in relation to the change in the share capital

	Hvis det det justerede antal anparter ikke er et helt tal, skal der afrundes nedad til det nærmeste hele tal.	If the adjusted number of shares does not amount to whole numbers, each number shall be rounded down to the nearest whole number.

5.7.	Ændringer i den enkelte anparts pålydende værdi	Changes in the nominal value of each individual share

	Hvis det besluttes at ændre anparternes pålydende værdi, skal warrants justeres som følger:	If it is decided to change the nominal value of the shares, warrants shall be adjusted as follows:

	Udnyttelsesprisen på enhver endnu ikke udnyttet warrant ganges med faktoren:	The exercise price for each non-exercised warrant shall be multiplied by the factor:

	α = A B	α = A B

	og antallet af endnu ikke udnyttede warrants ganges med faktoren:	and the number of non-exercised warrants shall be multiplied by the factor:

	1 α	1 α

	hvor:	where:

	A = den enkelte anparts nominelle værdi efter ændringen, og	A = nominal value of each share after the change, and

	B = den enkelte anparts nominelle værdi før ændringen. Hvis det justerede antal anparter ikke er et helt tal, skal der afrundes nedad til det nærmeste hele tal.	B = nominal value of each share before the change. the adjusted number of shares does not amount to a whole number, the number shall be rounded down to the nearest whole number.

5.8.	Udbetaling af udbytte	Payment of dividend

	Hvis det besluttes at udbetale udbytte, skal udbyttet, medføre en justering af udnyttelsesprisen efter følgende formel:	If it is decided to pay dividends, the dividends shall lead to adjustment of the exercise price according to the following formula:

	E2 = E1 - U A hvor: E2 = den justerede udnyttelsespris E1 = den oprindelige udnyttelsespris U = det udbetalte udbytte og A = det samlede antal anparter i Selskabet.	E2 = E1 - U A where: E2 = the adjusted exercise price E1 = the original exercise price U = dividends paid out and A = total number of shares in the Company.

5.9.	Andre ændringer i Selskabets kapitalforhold	Other changes to the Company’s capital structure

	Hvis der sker andre ændringer i Selskabets kapitalforhold, der medfører en ændring i warrants økonomiske værdi, skal warrant (medmindre andet er angivet ovenfor) justeres, således at ændringen ikke påvirker warrants økonomiske værdi.	In the event of other changes in the Company’s capital structure causing changes to the financial value of warrants, warrants shall (unless otherwise indicated above) be adjusted to the effect that the changes do not influence the financial value of the warrants.

	Den beregningsmetode, der skal anvendes ved justeringen, fastsættes af Selskabet.	The calculation method to be applied to the adjustment shall be decided by the Company.

	Det præciseres, at forhøjelse eller nedsættelse af Selskabets anpartskapital til markedskurs ikke medfører, at der skal finde regulering sted af tegningskursen eller antallet af anparter, der kan tegnes.	It is emphasized that increase or decrease of the Company’s share capital at market price does not lead to an adjustment of the subscription price or the number of shares to be subscribed.

5.10.	Likvidation	Liquidation

	Hvis Selskabet bliver likvideret, fremskyndes et evt. optjeningstidspunkt for alle ikke-optjente warrants, således at Warrantindehaveren kan udnytte warrants i en ekstraordinær udnyttelsesperiode umiddelbart før likvidationens afslutning.	Should the Company be liquidated, the vesting time, if any, for all unvested warrants shall be changed so that the Warrantholder may exercise his/her warrants in an extraordinary exercise period immediately preceding completion of the liquidation.

5.11.	Fusion og spaltning	Merger and split

	Hvis Selskabet indgår i en fusion som det fortsættende selskab, bliver warrants ikke påvirket, medmindre der i forbindelse med fusionen sker en kapitalforhøjelse til en anden kurs end markedskursen, idet warrants i så fald justeres i henhold til punkt 5.6.	If the Company merges as the continuing company, warrants shall remain unaffected unless, in connection with the merger, the capital is increased at a price other than the market price and in that case warrants shall be adjusted in accordance with clause 5.6.

	Hvis Selskabet fusionerer som det ophørende selskab eller bliver spaltet, kan de(t) fortsættende selskab(er) vælge én af følgende muligheder:	If the Company merges as the terminating company or is split, the continuing company(ies) may choose one of the following options:

	Warrantindehaveren kan umiddelbart inden fusionen/spaltningen udnytte alle ikke udnyttede warrants, der ikke er bortfaldet (inklusive warrants der endnu ikke er optjent), eller warrants bliver erstattet af nye aktie/anpartsinstrumenter i de(t) fortsættende selskab(er) af tilsvarende økonomisk værdi før skat. Ved spaltning kan de fortsættende selskaber selv bestemme, i hvilke(t) selskab(er) Warrantindehaveren skal modtage de nye aktie/anpartsinstrumenter.	The Warrantholder may exercise all non-exercised warrants that are not declared null and void (inclusive of warrants not yet vested) immediately before the merger/split, or new share instruments in the continuing company(ies) of a corresponding financial pre-tax value shall replace the warrants. In case of a demerger, the continuing company(ies) may decide in which company(ies) the Warrantholder shall receive the new share instruments.

5.12.	Salg og anpartsombytning	Sale and exchange of shares

	Hvis mere end 50% af anpartskapitalen i Selskabet bliver solgt (ikke tegnet eller udstedt) eller indgår i en anpartsombytning, kan Selskabet vælge én af følgende muligheder, idet Selskabet dog i tilfælde af et salg, som udgør en Exit, skal vælge den under a) beskrevne mulighed:	If more than 50 per cent of the share capital of the Company is sold (not subscribed for or issued) or is part of a share swap, the Company may choose one of the following options, provided however that in case of a sale constituting an Exit, the Company must chose the option described under a):

a)  Warrantindehaveren kan umiddelbart inden salget/anpartsombytningen udnytte alle ikke-udnyttede warrants, der ikke er bortfaldet (inklusive warrants der endnu ikke er optjent). Herudover indtræder der en pligt, hvorefter Warrantindehaveren skal sælge de tegnede anparter på samme vilkår som de øvrige anpartshavere (ved salg).

b)  Tildelte warrants erstattes af anpartsinstrumenter i det erhvervende selskab af tilsvarende økonomisk værdi før skat.

c)  Tildelte warrants fortsætter uændret.

a)  The Warrantholder may exercise all non-exercised warrants that are not declared null and void (inclusive of warrants not yet vested) immediately before the sale/swap of shares. Furthermore, the Warrantholder shall undertake an obligation to sell the subscribed shares on the same conditions as the other shareholders (when selling)

b)  Share instruments in the acquiring company of a corresponding pre-tax value shall replace the issued warrants.

c)  Issued warrants continue unchanged.

5.13.	Fælles bestemmelser for punkt 5.10-5.12	General provisions for clauses 5.10-5.12

	Selskabet er forpligtet til at give Warrantindehaveren skriftlig meddelelse, hvis en af de ovenfor nævnte transaktioner finder sted. Når Warrantindehaveren har modtaget den skriftlige meddelelse, har Warrantindehaveren – i de tilfælde, hvor Warrantindehaveren ekstraordinært kan udnytte warrants, jf. punkt 5.10-5.12 – 2	If one of the transactions mentioned above is made, the Company shall inform the Warrantholder hereof by written notice. Upon receipt of the written notice, the Warrantholder shall – in cases where the Warrantholder may extraordinarily exercise warrants, see clauses 5.10-5.12 – inform the Company in writing whether he/she will make use of the offer. If the

	uger til skriftligt at informere Selskabet om, hvorvidt han/hun vil gøre brug af tilbuddet. Hvis Warrantindehaveren ikke har givet Selskabet skriftligt svar inden 2-uger eller undlader at betale inden for den betalingsfrist, der er fastsat, bortfalder warrants uden yderligere varsel og uden kompensation. Udnyttelseskursen kan ikke komme under anparternes nominelle værdi.	Warrantholder has not answered the Company in writing within 2 weeks or fails to pay within the fixed time, warrants shall become null and void without further notice or compensation. The exercise price cannot go below the nominal value of the shares.

	Warrantindehaverens rettigheder i anledning af en beslutning truffet af et kompetent organ i Selskabet, jf. punkt 5.10-5.12, er betinget af, at den relevante beslutning efterfølgende registreres i Erhvervsstyrelsen, hvis registrering er en gyldighedsbetingelse.	The Warrantholder’s rights in connection with decisions made by any competent company body, see clauses 5.10-5.12, shall be contingent on subsequent registration of the relevant decision with the Danish Business Authority if registration is a condition of its validity.

6.	OVERGANG AF WARRANTS	ASSIGNMENT OF WARRANTS

6.1.	Tildelte warrants kan ikke gøres til genstand for udlæg, overdrages eller på anden måde overføres, ej heller i forbindelse med bodeling, og hverken til eje eller til sikkerhed, uden bestyrelsens samtykke. Warrantindehaverens warrants kan dog overgå til Warrantindehaverens ægtefælle/samlever og/eller livsarvinger i tilfælde af Warrantindehaverens død. Det er en betingelse herfor, at modtageren underskriver den gældende Warrantaftale samt, såfremt dette kræves af bestyrelsen, en ejeraftale.	Warrants shall not be subject to charging orders, transfer of any kind, including in connection with division of property on divorce or legal separation, for ownership or as security without the consent of the board of directors. The Warrantholder’s warrants may, however, be transferred to the Warrantholder’s spouse/cohabitant and/or heirs of the body in the event of the Warrantholder’s death. It is a condition precedent that the recipient signs the applicable Warrant Agreement and, to the extent required by the board of directors a shareholders’ agreement.

7.	TEGNING AF ANPARTER VED UDNYTTELSE AF WARRANTS	SUBSCRIPTION FOR SHARES BY EXERCISE OF WARRANTS

7.1.	Tegning af anparter ved udnyttelse af warrants finder sted ved, at Warrantindehaveren afleverer en af Selskabet udarbejdet udnyttelsesmeddelelse til Selskabet senest kl. 16:00 CET den sidste dag i den relevante udnyttelsesperiode. Udnyttelsesmeddelelsen skal være	Subscription for shares by exercise of warrants must be made through submission by the Warrantholder no later than the last day of the relevant exercise period at 16:00 CET to the Company of an exercise notice prepared by the Company. The exercise notice shall be completed with all required information. The Company

	udfyldt med alle påkrævede informationer. Udnyttelsesprisen for de nye anparter, der skal betales ved et kontant indskud, skal være modtaget af Selskabet senest tre dage efter, at Selskabet har modtaget udnyttelsesmeddelelse fra Warrantindehaveren.	must have received the exercise price payable for the new shares in cash no later than three days after the Company has received exercise notice from the Warrantholder.

7.2.	Hvis den i punkt. 7.1 angivne frist overskrides, enten således at udnyttelsesmeddelelsen i udfyldt stand eller betalingen ikke er Selskabet i hænde inden kl. 16:00 CET på den sidste dag i udnyttelsesperioden, anses tegningen for ugyldig, og Warrantindehaveren kan i denne situation ikke anses for herved at have udnyttet sine warrants for en eventuel efterfølgende udnyttelsesperiode.	If the limitation period set forth in clause 7.1 expires as a result of the Company not having received the duly completed exercise notice or the payment by 16:00 CET of the last day of the exercise period, the subscription shall be deemed invalid, and in this event the Warrantholder shall not be considered as having exercised his/her warrants for a possible subsequent exercise period.

7.3.	De warrants, som Warrantindehaveren ikke har udnyttet i den sidste udnyttelsesperiode, bortfalder uden yderligere varsel og uden kompensation.	Warrants not exercised by the Warrantholder during the last exercise period shall become null and void without further notice and without compensation.

7.4.	Når den kapitalforhøjelse, som udnyttelsen af warrants har medført, er registreret i Erhvervsstyrelsen, modtager Warrantindehaveren dokumentation for sit ejerskab til anparter i Selskabet.	When the capital increase caused by exercise of warrants has been registered with the Danish Business Authority, the Warrantholder shall receive proof of his shareholding in the Company.

7.5.	Forud for udnyttelse skal Warrantindehaveren, såfremt dette kræves af bestyrelsen, tiltræde Selskabets til enhver tid gældende ejeraftale eller en særskilt ejeraftale omfattende de af Selskabets anpartshavere, som har tegnet anparter ved udnyttelse af warrants. Det samme gælder Warrantindehaverens arvinger /dødsbo.	Prior to exercise of warrants, the Warrantholder shall adhere to the Company’s shareholders’ agreement or a separate shareholders’ agreement comprising those shareholders of the Company that have subscribed for shares by exercise of warrants. The same applies to the heirs/estate of the Warrantholder.

7.6.	Warrantindehaveren er bekendt med og accepterer, at de i punkt 7.5 nævnte ejeraftaler kan indeholde (i) forpligtelser til at sælge anparterne ved Warrantindehaverens fratræden, uanset årsag, til en pris der kan afvige fra markedsværdien, (ii) konkurrence- og kundeklausuler, (iii) salgsbegrænsninger og (iv) andre restriktioner på Warrantindehaveren, som kan være byrdefulde.	The Warrantholder accepts and acknowledges that the shareholders’ agreements referred to in clause 7.5 may contain (i) obligations to sell shares upon termination of the Warrantholder’s employment or other association with the Company, irrespective of the cause, at a price which may deviate from the market value; (ii) non-competition and non-solicitation clauses; (iii) sales restrictions and (iv) other restrictions on the Warrantholder that may be burdensome.

8.	VILKÅR FOR NYE ANPARTER	TERMS APPLICABLE TO NEW SHARES

8.1.	Udover de ovenfor anførte vilkår gælder følgende vilkår for de til de udstedte warrants hørende kapitalforhøjelser:	In addition to the terms and conditions set forth above, the following terms and conditions shall apply to the increases of the share capital, which are associated with the warrants:

•

De nye anparter udstedes i anparter à DKK 1,

•

De nye anparter skal give ret til udbytte i Selskabet for det løbende regnskabsår, hvori anparterne tegnes, på lige fod med de eksisterende ordinære anparter og andre rettigheder i selskabet fra og med datoen for tegningen af anparterne,

•

De nye anparter skal tilhøre samme anpartsklasse, som de eksisterende ordinære anparter i Selskabet,

•

Kapitalforhøjelsen sker uden fortegningsret for de hidtidige anpartshavere, idet tegningen sker på baggrund af warrants udstedt til Warrantindehavere,

•

Der skal ikke gælde indskrænkninger i den til de nye anparter knyttede fortegningsret ved fremtidige kapitalforhøjelser udover det i vedtægternes punkt 3.6 anførte,

•

The new shares will be divided into shares of nominally DKK 1 each;

•

The new shares will carry dividend rights for the financial year in which subscription takes place on equal terms with the existing ordinary shares as well as other rights in the Company as from the day of subscription of the shares;

•

The new shares shall belong to the same share class as the existing ordinary shares in the Company;

•

The capital increase shall be made without any pre-emption rights for the existing shareholders, given that the subscription is based on warrants issued to the Warrantholders;

•

The pre-emption rights attached to the new shares shall not be subject to any restrictions in the event of future capital increases besides what is stated in article 3.6 of the articles of association;

•

Fristen for tegning af de nye anparter beregnes på baggrund af bestemmelserne ovenfor,

•

Det fulde beløb til tegning af det antal anparter, som de omfattede Warrantindehavere ønsker at tegne, skal indbetales kontant som beskrevet ovenfor og senest samtidig med tegningen af de pågældende anparter,

•

Der skal gælde indskrænkninger i de nye anparters omsættelighed, idet enhver overgang af anparter i henhold til vedtægternes punkt 3.5 kræver bestyrelsens godkendelse, og

•

De nye anparter skal lyde på navn, noteres i Selskabets ejerbog og være ikke-omsætningspapirer.

•

The deadline for subscription of the new shares shall be calculated pursuant to the provisions set forth above;

•

The full subscription amount for the number of shares which the Warrantholders wish to subscribe for, shall be paid in cash as described above and no later than on the day of subscription of the shares in question;

•

The new shares will be subject to restrictions on transferability as any share transfer requires approval from the board of directors pursuant to article 3.5 of the articles of association; and

•

The new shares shall be made out in the name of the holder, be recorded in the Company’s register of shareholders and be non-negotiable instruments.

9.	LOVVALG OG VÆRNETING	LAW AND VENUE

9.1.	Tegningen af warrants, vilkårene herfor og udnyttelsen, samt vilkårene for senere tegning af anparter i Selskabet skal reguleres af dansk ret.	The grant of warrants, the associated terms and conditions and the exercise, as well as the terms and conditions for future subscription of shares in the Company shall be governed by Danish law.

9.2.	Hvis der måtte opstå en tvist mellem Warrantindehaveren og Selskabet i relation til forståelsen eller gennemførelsen af warrantprogrammet, skal denne søges bilagt i mindelighed ved forhandling mellem parterne.	Any disagreement between the Warrantholder and the Company in relation to the understanding or implementation of the warrant scheme shall be settled amicably by negotiation between the parties.

9.3.	Hvis parterne ikke kan opnå enighed, skal eventuelle tvister afgøres ved de almindelige danske domstole.	If the parties fail to reach consensus, any disputes shall be settled by the ordinary Danish courts.

The English part of this document is an unofficial translation of the Danish text. In the event of disputes or misunderstandings arising from the translation, the Danish text shall prevail.

	BILAG 3.14 TIL VEDTÆGTERNE HEMAB APS (CVR-NR. 40837590) (“Selskabet”)	APPENDIX 3.14 TO THE ARTICLES OF ASSOCIATION HEMAB APS (COMPANY REG. NO. (CBR) 40837590) (the “Company”)

1.	INTRODUKTION	INTRODUCTION

1.1.	I henhold til bemyndigelse i vedtægternes punkt 3.13 har bestyrelsen bestemt, at nedenstående vilkår og betingelser skal være gældende for warrants, der udstedes til bestyrelsesmedlemmer, direktører, øvrige medarbejdere og konsulenter i Selskabet og Selskabets eventuelle datterselskaber (hver en ”Warrantindehaver”) i henhold til bemyndigelserne.	Pursuant to the authorisation set out in article 3.13 of the articles of association, the board of directors has resolved that the below terms and conditions shall apply to warrants, which are granted to directors, managers, other employees and consultants of the Company and its subsidiaries, if any (each a “Warrantholder”), according to the authorisations.

1.2.	Warrants tildeles efter bestyrelsens skøn. Antallet af warrants, der tilbydes en Warrantindehaver, er baseret på en individuel vurdering af dennes jobfunktion eller anden relation til Selskabet og/eller Selskabets eventuelle datterselskaber.	Warrants are offered at the discretion of the board of directors. The number of warrants offered to a Warrantholder shall be based on an individual evaluation of the Warrantholder’s employment or other association with the Company and/or its subsidiaries, if any.

1.3.	En warrant er en ret, men ikke en pligt, til i en eller flere nærmere fastlagte perioder (udnyttelsesperioden) at tegne nye anparter i Selskabet til en kurs, der er fastsat på forhånd (udnyttelsesprisen). Udnyttelsesprisen og udnyttelsesperioden fastsættes af bestyrelsen i forbindelse med hver udstedelse/tildeling af warrants. Én warrant giver ret til at tegne én ordinær anpart af nominelt DKK 1 i Selskabet til den af bestyrelsen ved udstedelsen fastsatte kurs.	A warrant is a right, but not an obligation, during one or more fixed periods (the exercise period) to subscribe for new shares in the Company at a price fixed in advance (the exercise price). The exercise price and the exercise period shall be determined by the board of directors in connection with each issuance of warrants. Each warrant carries the right to subscribe for one ordinary share of nominally DKK 1 in the Company at the subscription price determined by the board of directors at the issuance.

1.4.	Tildeling af warrants har ingen umiddelbare økonomiske konsekvenser for Warrantindehaveren. Værdien af warrants indgår ikke i beregningen af eventuelle feriepenge, pensionsbidrag eller øvrige vederlagsafhængige ydelser fra Selskabet eller dets eventuelle datterselskaber.	Grant of warrants has no immediate economic consequences for the Warrantholder. The value of warrants will not form part of the calculation of holiday allowances, pension contributions or other contributions or payments, which are based on the Warrantholder’s remuneration from the Company or its subsidiaries, if any.

2.	TILDELING AF WARRANTS	GRANT OF WARRANTS

2.1.	Warrantindehavere, der ønsker at tegne warrants, skal underskrive en warrantaftale (”Warrantaftalen”), som henviser til dette bilag, samt, såfremt dette kræves af bestyrelsen, en ejeraftale.	Warrantholders who wish to subscribe for warrants shall sign a warrant agreement (the “Warrant Agreement”), which refers to this appendix, and, to the extent required by the board of directors, a shareholders’ agreement.

2.2.	Det skal fremgå af Warrantaftalen, hvor mange warrants Warrantindehaveren får tildelt, samt til hvilken kurs warrants kan udnyttes.	It must appear from the Warrant agreement, how many warrants that are granted to the Warrantholder and at which price the warrants can be exercised.

2.3.	En Warrantindehaver skal ikke betale noget vederlag for tildelingen af warrants.	A Warrantholder shall not pay any consideration for the grant of warrants.

2.4.	Selskabet fører en fortegnelse over tildelte warrants, der ajourføres løbende.	The Company shall keep records of granted warrants and update the records on an ongoing basis.

3.	OPTJENING AF WARRANTS	VESTING OF WARRANTS

3.1.	En Warrantindehaver optjener – med de modifikationer, som følger af punkt 3.2 nedenfor – som udgangspunkt ret til at udnytte 25% af de tildelte warrants et år efter tildelingen og de resterende 75% af de tildelte warrants med 1/36 pr. måned regnet fra et år efter tildelingstidspunktet. Bestyrelsen skal dog være berettiget til at fravige nævnte udgangspunkt og bestemme, at tildelte warrants anses for optjent pr. tildelingstidspunktet, eller at der skal gælde andre regler for optjeningen. Sådanne eventuelle fravigelser skal specificeres i Warrantaftalen og vedtægterne i forbindelse med udstedelsen. For så vidt angår accelereret optjening af warrants i forbindelse med exit, likvidation, fusion, spaltning og salg af Selskabet m.v. henvises til punkt 3.4, 5.10, 5.11 og 5.12 nedenfor.	Warrants issued to a Warrantholder shall – subject to such modifications as set out in clause 3.2 below – as a general rule vest with 25% one year after the time of issue, and the remaining 75% of the warrants issued shall vest with 1/36 per month from one year after the time of issue. The board of directors shall, however, be entitled to deviate from the general rule and determine that warrants shall be deemed to vest as of the date of issuance or that special rules shall apply in relation to vesting. Such deviations, if any, shall be specified in the Warrant Agreement and the articles of association in connection with the issuance. As regards accelerated vesting of warrants in connection with an exit liquidation, merger, demerger or sale of the Company etc., reference is made to clauses 3.4,5.10, 5.11 and 5.12 below.

3.2.

Warrantindehaveren optjener kun ret til sine warrants, så længe denne er ansat, konsulent eller bestyrelsesmedlem i Selskabet eller dets eventuelle datterselskaber (i dette punkt 3 og punkt 4.6 nedenfor samlet benævnt ”Selskabet”), medmindre:

For warrants tildelt direktører, øvrige medarbejdere og konsulenter:

Warrantindehaveren bringer ansættelses- eller konsulentforholdet til ophør gennem opsigelse, og opsigelsen er begrundet i Selskabets væsentlige misligholdelse af sine forpligtelser over for Warrantindehaveren.

For warrants tildelt bestyrelsesmedlemmer:

Warrantindehaveren vælger at udtræde af Selskabets bestyrelse eller undlader at stille sig til rådighed for genvalg til Selskabets bestyrelse og beslutningen om at udtræde eller ikke at stille sig til rådighed for genvalg er begrundet i Selskabets væsentlige misligholdelse af sine forpligtelser over for Warrantindehaveren.

Warrants shall only vest while the Warrantholder remains an employee, consultant or board member, as applicable, of the Company or its subsidiaries, if any (in this clause 3 and clause 4.6 below collectively, the ”Company”), unless:

For warrants issued to managers, other employees and consultants:

The Warrantholder terminates the employment or consultancy contract, and the termination is caused by a material breach by the Company of its obligations towards the Warrantholder.

For warrants issued to directors:

The Warrantholder decides to resign from the board of directors of the Company or not make himself/herself available for re-election to the board of directors of the Company and the decision to leave or not make himself/herself available for re-election is caused by a material breach by the Company of its obligations towards the Warrantholder.

3.3.

Alle Warrantindehaverens warrants bortfalder uden yderligere varsel og uden kompensation eller vederlag af nogen art til Warrantindehaveren på det tidspunkt, hvor ansættelses- eller konsulentforholdet henholdsvis medlemskabet af bestyrelsen ophører, såfremt:

For warrants tildelt direktører, øvrige medarbejdere og konsulenter:

Selskabet bringer ansættelses- eller konsulentforholdet til ophør, og dette er begrundet i Warrantindehaverens væsentlige misligholdelse af sine forpligtelser over for Selskabet.

All warrants of the Warrantholder shall without further notice and without compensation or payment of any kind to the Warrantholder automatically become null and void at the time where the employment or consultancy contract or membership of the board of directors, as applicable, is terminated, in the event that:

For warrants issued to managers, other employees and consultants: The Company terminates the employment or consultancy contract, as applicable, and this is caused by the Warrantholder’s material breach of his/her obligations towards the Company.

For warrants tildelt bestyrelsesmedlemmer:

Warrantindehaveren udtræder af Selskabets bestyrelse eller ikke genvælges til bestyrelsen, og dette er begrundet i Warrantindehaverens væsentlige misligholdelse af sine forpligtelser over for Selskabet.

For warrants issued to directors: The Warrantholder leaves the board of directors of the Company or is not re-elected to the board of directors and this is caused by the Warrantholder’s material breach of his/her obligations towards the Company.

3.4.	I tilfælde af en Exit, hvis Warrantindehaveren oplever en Kvalificeret Ophørsbegivenhed indenfor tolv (12) måneder efter gennemførelsen af en sådan Exit, fremrykkes optjeningen af warrants, således at Warrantindehaverens eventuelt ikke-optjente warrants (som er under optjening) optjenes på det tidspunkt, hvor Warrantindehaveren henholdsvis Selskabet, giver meddelelse om ophør af Warrantindehaverens ansættelsesforhold eller andet tilknytningsforhold med Selskabet, der udgør en Kvalificeret Ophørsbegivenhed. Ved en “Exit” forstås en begivenhed, hvorved hele eller næsten hele Selskabets værdi realiseres mod betaling i kontanter eller likvide værdipapirer, uanset om en sådan begivenhed besluttes af bestyrelsen og/eller kapitalejerne. En exit kan gennemføres på forskellige måneder, herunder ved , (i) et salg (trade sale) af Selskabets anparter, (ii) indgåelse af en partnerskabs- eller jointventureaftale, der fastsætter partnerens fremtidige erhvervelse af Selskabets værdi, (iii) en fusion med Selskabet som den ophørende enhed, (iv) et salg af Selskabets aktiviteter, herunder et salg af alle eller en væsentlig andel af Selskabets aktiver eller alle eller en væsentlig andel af Selskabets immaterielle rettigheder, (v) udlicensiering af alle eller en væsentlig andel af Selskabets immaterielle rettigheder på en måde, som kan sidestilles med en exit eller (vi) en kombination af ovenstående. En børsnotering af Selskabets kapitalandele skal, medmindre Selskabet beslutter andet, ikke anses for en Exit.	In case of an Exit, if the Warrantholder experiences a Qualified Termination Event within the twelve (12) month period following the closing of such Exit, then the vesting of warrants shall be accelerated to the effect that all of the Warrantholder’s unvested warrants (that are undergoing vesting), if any, shall vest from the time where the Warrantholder or the Company, as applicable, gives notice of the termination of the Warrantholder’s employment or other service relationship with the Company constituting a Qualified Termination Event. An “Exit” shall mean an event whereby all or materially all of the value of the Company is realized in consideration for cash or liquid securities irrespective of whether such event is decided by the required majority of board members and/or shareholders. An exit may be carried out in a variety of ways including, but not limited to (i) a trade sale of the Company’s shares; (ii) the entering into of a partnership or joint venture agreement stipulating a future acquisition of the value of the Company by the partner; (iii) a merger whereby the Company is the discontinuing entity, (iv) a sale of the Company’s activities, including a sale of all or a material part of the Company’s assets or all or a material part of the Company’s intellectual property rights; (v) licensing of all or a material part of the intellectual property rights of the Company in a way, which can be considered equal to an exit; or (vi) a combination of the above. An initial public offering (IPO) of the Company’s shares shall, unless otherwise decided by the Company, not be considered an Exit. “Qualified Termination Event” means

“Kvalificeret Ophørsbegivenhed” betyder ophør af Warrantindehaverens ansættelse eller andet tilknytningsforhold (herunder, uden begrænsning, tilknytning som konsulent eller rådgiver eller som bestyrelsesmedlem) hos Selskabet enten (i) foranlediget af Selskabet uden Årsag, eller (ii) foranlediget af Warrantindehaveren af God Grund. “Årsag” betyder (i) Warrantindehaverens uredelige udtalelser eller handlinger overfor Selskabet eller Selskabets koncernselskaber, eller overfor nuværende eller potentielle kunder, leverandører, forhandlere eller andre, med hvem der er forretningsmæssig samhandel, (ii) Warrantindehaverens kriminelle handlinger i form af vold, umoralsk adfærd, bedrageri, uærlighed eller svig, (iii) Warrantindehaverens manglende opfyldelse af sine tildelte pligter og ansvar på en for Selskabet rimelig tilfredsstillende måde, der fortsætter, efter Warrantindehaveren har modtaget skriftlig meddelelse herom fra Selskabet, (iv) Warrantindehaverens grove uagtsomhed, forsætlige misligholdelse eller uredelige adfærd over for Selskabet eller Selskabets koncernselskaber, eller (v) Warrantindehaverens væsentlige overtrædelse af vilkår i enhver aftale mellem Warrantindehaveren og Selskabet. “God Grund” betyder (i) en væsentlig reduktion i Warrantindehaverens grundløn, der ikke sker som led i en generel lønnedgang hos alle eller substantielt alle ligestillede medarbejdere i Selskabet (i det omfang det er relevant), (ii) en reduktion i Warrantindehaverens pligter, ansvar og autoritet, der afspejler en væsentlig degradering hos Selskabet, (iii) hvis Warrantindehaveren er forpligtet til at stille sin arbejdskraft til rådighed på Selskabets adresse, en ændring på mere end 80 kilometer i Selskabets geografiske placering, hvor Warrantindehaveren således er forpligtet til at stille sin	the termination or cessation of the Warrantholder’s employment or other service relationship (including, without limitation, service as a consultant or advisor or as a member of the board of directors) with the Company either (i) by the Company without Cause, or (ii) by the Warrantholder for Good Reason. “Cause” shall mean (i) the Warrantholder’s dishonest statements or acts with respect to the Company or any affiliate of the Company, or any current or prospective customers, suppliers vendors or other third parties with which such entity does business; (ii) the Warrantholder’s commission of a criminal act involving violence, moral turpitude, deceit, dishonesty or fraud; (iii) the Warrantholder’s failure to perform his or her assigned duties and responsibilities to the reasonable satisfaction of the Company, which failure continues, in the reasonable judgment of the Company, after written notice given to the Warrantholder by the Company; (iv) the Warrantholder’s gross negligence, willful misconduct or insubordination with respect to the Company or any affiliate of the Company; or (v) the Warrantholder’s material violation of any provision of any agreement(s) between the Warrantholder and the Company. “Good Reason” shall mean (i) a material diminution in the Warrantholder’s base compensation, except for across-the-board salary reductions similarly affecting all or substantially all similarly situated employees of the Company (to the extent applicable), (ii) a diminution in the Warrantholder’s, duties, responsibilities, and authority which reflects a material demotion within the Company, (iii) if the Warrantholder is required to provide on-site services to the Company, a change of more than 80 kilometer in the geographic location at which the Warrantholder is so required to provide services to the Company, (iv) a material breach by the Company of its obligations towards the Warrantholder, or (v) the Warrantholder’s

	arbejdskraft til rådighed, (iv) Selskabets væsentlige misligholdelse af sine forpligtelser overfor Warrantindehaveren, eller (v) Warrantindehaverens tilknytning som bestyrelsesmedlem eller nogen komité heraf ufrivilligt ophører (og uden Årsag), eller Warrantindehaveren undlader at stille sig til rådighed for genvalg til Selskabets bestyrelse og beslutningen om at udtræde eller ikke at stille sig til rådighed for genvalg er begrundet i Selskabets væsentlige misligholdelse af sine forpligtelser over for Warrantindehaveren, forudsat, at Warrantindehaveren i alle tilfælde mindst giver Selskabet besked indenfor 90 dage efter den første af begivenhederne beskrevet i punkterne (i), (ii), (iii) og/eller (iv) ovenfor indtræder, og Selskabet undlader at afhjælpe en sådan begivenhed inden for 30 dage derefter. Det præciseres, at en beslutning fra et bestyrelsesmedlem i Selskabet om at udtræde eller ikke at stille sig til rådighed for genvalg som bestyrelsesmedlem i Selskabet af God Grund, skal anses for at udgøre en Kvalificeret Ophørsgrund, medmindre han/hun fortsat har et andet tilknytningsforhold til Selskabet.	service, if any, on the board of directors of the Company or any committee thereof is involuntarily terminated (other than for Cause) or the Warranholder does not make himself/herself available for re-election to the board of directors of the Company and the decision not to make himself/herself available for re-election is caused by a material breach by the Company of its obligations towards the Warranholder, so long as, in any case, the Warrantholder provides at least 90 days’ notice to the Company following the initial occurrence of the event(s) described in items (i), (ii), (iii) and/or (iv) of the foregoing and the Company fails to cure such event within 30 days thereafter. For the avoidance of doubt, and without limiting the foregoing, the decision by a member of the board of directors of the Company to resign from the board of directors of the Company or to not make himself/herself available for re-election to the board of directors of the Company for Good Reason shall be deemed to constitute a Qualified Termination Event, unless he/she otherwise has an ongoing service relationship with the Company.

4.	UDNYTTELSE AF WARRANTS	EXERCISE OF WARRANTS

4.1.	Kun optjente warrants kan udnyttes. Optjente warrants kan med de modifikationer, som følger af punkt 4.2-4.6 nedenfor, udnyttes i den eller de perioder, der fremgår af Warrantaftalen.	Only vested warrants can be exercised. Vested warrants may, subject to the modifications set out in clauses 4.2-4.6 below, be exercised during such period or periods as agreed in the Warrant agreement.

4.2.	Hvis den sidste dag i en udnyttelsesperiode er en lørdag, søndag eller helligdag, omfatter udnyttelsesperioden også den herefter førstkommende hverdag.	If the last day of an exercise period is a Saturday, Sunday or bank holiday, the exercise period shall also include the first business day immediately following the stipulated period.

4.3.	Warrantindehaveren kan – i det omfang andet ikke fremgår af punkt 4.6 nedenfor – frit vælge i hvilke udnyttelsesperioder (hvis der er aftalt flere udnyttelsesperioder) og hvornår i en udnyttelsesperiode optjente warrants skal udnyttes. Det er dog en betingelse for hver udnyttelse, at Warrantindehaveren udnytter det mindste af (a) alle sine optjente warrants og (b) optjente warrants, der giver ret til tegning af minimum nominelt DKK 2.000 anparter i Selskabet.	The Warrantholder shall – to the extent not otherwise set forth in clause 4.6 below – be entitled to choose in which exercise periods (if more exercise periods have been agreed) and when during an exercise period vested warrants shall be exercised. It is, however, a precondition each exercise that the Warrantholder exercises the lower of (a) all of his/her vested warrants and (b) vested warrants, which provides for subscription of minimum nominally DKK 2,000 shares in the Company.

4.4.	De warrants, som Warrantindehaveren ikke udnytter i udnyttelsesperioden (eller den sidste udnyttelsesperiode, hvis der er aftalt flere udnyttelsesperioder), bortfalder uden yderligere varsel og uden kompensation eller vederlag af nogen art til Warrantindehaveren.	Warrants that are not exercised by the Warrantholder during the exercise period (or last exercise period, if more exercise periods have been agreed) shall become null and void without further notice and without compensation or payment of any kind to the Warrantholder.

4.5.	Selskabet er berettiget til ensidigt at forlænge udnyttelsesperioden (eller udnyttelsesperioderne, hvis der er flere). Selskabet er endvidere i tilfælde af, at Selskabet børsnoteres, berettiget til ensidigt at ændre udnyttelsesperioden (eller udnyttelsesperioderne, hvis der er flere), således at udnyttelsesperioden (eller udnyttelsesperioderne, hvis der er flere) tilpasses de til enhver tid gældende regler for insiderhandel.	The Company may at its discretion extend the exercise period (or exercise periods, if more exercise periods have been agreed). In addition, the Company is, in the event of a listing of the Company on a stock exchange, entitled at its discretion to change the exercise period (or exercise periods, if more exercise periods have been agreed) in order to adapt the exercise period (or exercise periods, if more exercise periods have been agreed) to applicable rules on insider trading.

4.6.	Såfremt Warrantindehaverens tilknytning til Selskabet som ansat, konsulent eller bestyrelsesmedlem ophører af andre årsager end Selskabets væsentlige misligholdelse af sine forpligtelser over for Warrantindehaveren, kan Warrantindehaveren (eller dennes bo/arvinger), medmindre Selskabet beslutter andet, alene udnytte optjente warrants i perioden fra tilknytningens ophør til 90 dage efter tilknytningens ophør, hvorefter alle ikke-udnyttede warrants bortfalder uden yderligere varsel og uden kompensation eller vederlag af nogen art.	In the event of termination of the Warrantholder’s association with the Company as an employee, consultant or a board member for other reasons than a material breach by the Company of its obligations towards the Warrantholder, the Warrantholder (or his/her estate/heirs) shall, unless otherwise decided by the Company, only be entitled to exercise vested warrants during the period from termination of the association until 90 days after termination of the association, after which all unexercised warrants shall become null and void without further notice and without compensation or payment of any kind.

5.	JUSTERING AF WARRANTS	ADJUSTMENT OF WARRANTS

5.1.	Hvis der sker ændringer i Selskabets kapitalforhold, der medfører en ændring af den potentielle gevinstmulighed, der er knyttet til warrants, skal sådanne warrants justeres i henhold til dette punkt 5. Justeringer skal, medmindre Selskabet træffer anden beslutning med fornøden tilslutning fra dets kapitalejere, dog alene ske i det omfang, justeringerne kan foretages indenfor rammerne af den i vedtægternes punkt 3.8 henholdsvis punkt 3.10 givne bemyndigelse til bestyrelsen.	If changes are made to the Company’s capital structure, which cause a change of the possibility of a gain attached to warrants, such warrants shall be adjusted in accordance with this clause 5. Adjustments shall, however, unless otherwise decided by the Company with the necessary support from its shareholders, only take place to the extent that the adjustments can be made within the scope of the authorization to the board of directors set out in article 3.8 and article 3.10 of the articles of association, respectively.

5.2.	En justering skal ske, således at den potentielle gevinstmulighed, der er knyttet til en warrant, så vidt muligt er den samme som før og efter indtræden af den hændelse, der begrunder justeringen. Justeringen gennemføres af Selskabet. Justeringen kan ske enten ved en forøgelse eller en formindskelse af det antal anparter, der kan udstedes i henhold til en warrant, og/eller en forøgelse eller formindskelse af udnyttelseskursen.	An adjustment shall be made to the effect that the possibility of a gain attached to a warrant, in so far as possible, shall remain the same before and after the occurrence of the incident causing the adjustment. The adjustment shall be carried out by the Company. The adjustment may be effected either by an increase or decrease of the number of shares that can be issued following an exercise of the warrant and/or an increase or decrease of the exercise price.

5.3.	Selskabets udstedelse af medarbejderanparter, anpartsoptioner og/eller warrants som led i medarbejderincitamentsordninger (herunder til bestyrelsesmedlemmer, rådgivere og konsulenter) såvel som senere udnyttelse af sådanne optioner og/eller warrants, medfører ikke krav på justering af warrants. En kapitalforhøjelse, der finder sted som følge af Warrantindehaveres udnyttelse af warrants i Selskabet, medfører heller ikke justering af warrants. Herudover skal en Warrantindehaver, uanset punkt 5.6, ikke være berettiget til justering, såfremt der sker anpartsudstedelser til under markedskurs, som følge af eksempelvis anti-udvandingsbestemmelserne i vedtægternes bilag 3.2(b), som beskytter mod udvanding af Selskabets præferenceanparter.	Warrants shall not be adjusted as a result of the Company’s issue of employee shares, share options and/or warrants as part of employee incentive schemes (including to directors, advisors and consultants) as well as future exercise of such options and/or warrants. Warrants shall, furthermore, not be adjusted as a result of a capital increase following warrantholders’ exercise of warrants in the Company. In addition, a Warrantholder shall, irrespective of clause 5.6, not be entitled to any adjustment in the event of capital increases below market price pursuant to, for example, the anti-dilution provisions in appendix 3.2(b) of the articles of association of the Company that protect against dilution of the preference shares of the Company.

5.4.	Enhver regulering af udnyttelseskursen og/eller det antal anparter, som kan tegnes ved udnyttelse af warrants i henhold til dette punkt 5, skal tilpasses det forhold, at forskellige anpartsklasser i Selskabet kan have forskellig værdi og skal alene gælde for warrants, som endnu ikke er udnyttet på tidspunktet for den begivenhed, der medfører en regulering. Allerede udnyttede warrants påvirkes således ikke af reguleringer.	Any adjustments of the exercise price and/or and/or the number of shares that may be subscribed for by exercise of warrants pursuant to this clause 5, must be adapted to the fact that different share classes in the Company may have different values and shall only apply to warrants not exercised by the Warrantholder at the time of the event triggering the adjustment. Accordingly, no adjustment shall affect already exercised warrants.

5.5.	Fondsanparter	Bonus Shares

	Hvis det besluttes at udstede fondsanparter i Selskabet, skal warrants justeres som følger:	If it is decided to issue bonus shares in the Company, warrants shall be adjusted as follows:

	Udnyttelsesprisen på enhver endnu ikke udnyttet warrant ganges med faktoren:	The exercise price for each warrant not yet exercised shall be multiplied by the factor:

a=   A

   (A+B)

og antallet af endnu ikke udnyttede warrants ganges med faktoren:

1

a

hvor:

A = den nominelle anpartskapital før udstedelsen af fondsanparter, og

B = den samlede nominelle værdi på fondsanparterne.

a=   A

   (A+B)

and the number of warrants not yet exercised shall be multiplied by the factor:

1

a

where:

A = the nominal share capital before the issue of bonus shares, and

B = the total nominal value of the bonus shares.

	Hvis det justerede antal anparter ikke er et helt tal, skal der afrundes nedad til det nærmeste hele tal.	If the adjusted number of shares does not amount to a whole number, the number shall be rounded down to the nearest whole number.

5.6.	Kapitalændringer til en anden kurs end markedskursen	Changes of capital at a price different from the market price

	Hvis det besluttes at forhøje eller nedsætte anpartskapitalen i Selskabet til en kurs under markedskursen (vedrørende kapitalnedsættelser også til over markedskursen), skal warrants justeres som følger:	If it is decided to increase or decrease the share capital in the Company at a price below the market price (in relation to capital decreases also above the market price), warrants shall be adjusted as follows:

	Udnyttelsesprisen på enhver endnu ikke udnyttet warrant ganges med faktoren:	The exercise price for each non-exercised warrant shall be multiplied by the factor:

a =  (A x K) + (B x T)

    (A+B) x K

og antallet af endnu ikke udnyttede warrants ganges med faktoren

1

a

hvor:

A = den nominelle anpartskapital før ændringen i kapitalen

B = den nominelle ændring i anpartskapitalen

K = anpartens markedskurs / lukkekurs dagen forinden annoncering af ændringen i anpartskapitalen, og

T = tegningskurs/nedsættelseskurs ved ændringen i anpartskapitalen

a =  (A x K) + (B x T)

    (A+B) x K

and the number of non-exercised warrants shall be multiplied by the factor:

1

a

where:

A = nominal share capital before the change in capital

B = nominal change in the share capital

K = market price / closing price of the share on the day prior to the announcement of the change in the share capital, and

T = subscription price/reduction price in relation to the change in the share capital

	Hvis det det justerede antal anparter ikke er et helt tal, skal der afrundes nedad til det nærmeste hele tal.	If the adjusted number of shares does not amount to whole numbers, each number shall be rounded down to the nearest whole number.

5.7.	Ændringer i den enkelte anparts pålydende værdi	Changes in the nominal value of each individual share

	Hvis det besluttes at ændre anparternes pålydende værdi, skal warrants justeres som følger:	If it is decided to change the nominal value of the shares, warrants shall be adjusted as follows:

Udnyttelsesprisen på enhver endnu ikke udnyttet warrant ganges med faktoren:

a =   A

     B

og antallet af endnu ikke udnyttede warrants ganges med faktoren:

1

a

hvor:

A = den enkelte anparts nominelle værdi efter ændringen, og

B = den enkelte anparts nominelle værdi før ændringen.

Hvis det justerede antal anparter ikke er et helt tal, skal der afrundes nedad til det nærmeste hele tal.

The exercise price for each non-exercised warrant shall be multiplied by the factor:

a =   A

     B

and the number of non-exercised warrants shall be multiplied by the factor:

1

a

where:

A = nominal value of each share after the change, and

B = nominal value of each share before the change.

the adjusted number of shares does not amount to a whole number, the number shall be rounded down to the nearest whole number.

5.8.	Udbetaling af udbytte	Payment of dividend

	Hvis det besluttes at udbetale udbytte, skal udbyttet, medføre en justering af udnyttelsesprisen efter følgende formel:	If it is decided to pay dividends, the dividends shall lead to adjustment of the exercise price according to the following formula:

	E2 = E1 - U A hvor: E2 = den justerede udnyttelsespris E1 = den oprindelige udnyttelsespris U = det udbetalte udbytte og A = det samlede antal anparter i Selskabet.	E2 = E1 - U A where: E2 = the adjusted exercise price E1 = the original exercise price U = dividends paid out and A = total number of shares in the Company.

5.9.	Andre ændringer i Selskabets kapitalforhold	Other changes to the Company’s capital structure

	Hvis der sker andre ændringer i Selskabets kapitalforhold, der medfører en ændring i warrants økonomiske værdi, skal warrant (medmindre andet er angivet ovenfor) justeres, således at ændringen ikke påvirker warrants økonomiske værdi.	In the event of other changes in the Company’s capital structure causing changes to the financial value of warrants, warrants shall (unless otherwise indicated above) be adjusted to the effect that the changes do not influence the financial value of the warrants.

	Den beregningsmetode, der skal anvendes ved justeringen, fastsættes af Selskabet.	The calculation method to be applied to the adjustment shall be decided by the Company.

	Det præciseres, at forhøjelse eller nedsættelse af Selskabets anpartskapital til markedskurs ikke medfører, at der skal finde regulering sted af tegningskursen eller antallet af anparter, der kan tegnes.	It is emphasized that increase or decrease of the Company’s share capital at market price does not lead to an adjustment of the subscription price or the number of shares to be subscribed.

5.10.	Likvidation	Liquidation

	Hvis Selskabet bliver likvideret, fremskyndes et evt. optjeningstidspunkt for alle ikke-optjente warrants, således at Warrantindehaveren kan udnytte warrants i en ekstraordinær udnyttelsesperiode umiddelbart før likvidationens afslutning.	Should the Company be liquidated, the vesting time, if any, for all unvested warrants shall be changed so that the Warrantholder may exercise his/her warrants in an extraordinary exercise period immediately preceding completion of the liquidation.

5.11.	Fusion og spaltning	Merger and split

	Hvis Selskabet indgår i en fusion som det fortsættende selskab, bliver warrants ikke påvirket, medmindre der i forbindelse med fusionen sker en kapitalforhøjelse til en anden kurs end markedskursen, idet warrants i så fald justeres i henhold til punkt 5.6.	If the Company merges as the continuing company, warrants shall remain unaffected unless, in connection with the merger, the capital is increased at a price other than the market price and in that case warrants shall be adjusted in accordance with clause 5.6.

	Hvis Selskabet fusionerer som det ophørende selskab eller bliver spaltet, kan de(t) fortsættende selskab(er) vælge én af følgende muligheder:	If the Company merges as the terminating company or is split, the continuing company(ies) may choose one of the following options:

	Warrantindehaveren kan umiddelbart inden fusionen/spaltningen udnytte alle ikke udnyttede warrants, der ikke er bortfaldet (inklusive warrants der endnu ikke er optjent), eller warrants bliver erstattet af nye anpart/anpartsinstrumenter i de(t) fortsættende selskab(er) af tilsvarende økonomisk værdi før skat. Ved spaltning kan de fortsættende selskaber selv bestemme, i hvilke(t) selskab(er) Warrantindehaveren skal modtage de nye anpart/anpartsinstrumenter.	The Warrantholder may exercise all non-exercised warrants that are not declared null and void (inclusive of warrants not yet vested) immediately before the merger/split, or new share instruments in the continuing company(ies) of a corresponding financial pre-tax value shall replace the warrants. In case of a demerger, the continuing company(ies) may decide in which company(ies) the Warrantholder shall receive the new share instruments.

5.12.	Salg og anpartsombytning	Sale and exchange of shares

	Hvis mere end 50% af anpartskapitalen i Selskabet bliver solgt (ikke tegnet eller udstedt) eller indgår i en anpartsombytning, kan Selskabet vælge én af følgende muligheder:	If more than 50 per cent of the share capital of the Company is sold (not subscribed for or issued) or is part of a share swap, the Company may choose one of the following options:

d)  Warrantindehaveren kan umiddelbart inden salget/anpartsombytningen udnytte alle ikke-udnyttede warrants, der ikke er bortfaldet (inklusive warrants der endnu ikke er optjent). Herudover indtræder der en pligt, hvorefter Warrantindehaveren skal sælge de tegnede anparter på samme vilkår som de øvrige anpartshavere (ved salg).

e)  Tildelte warrants erstattes af anpartsinstrumenter i det erhvervende selskab af tilsvarende økonomisk værdi før skat.

f)   Tildelte warrants fortsætter uændret.

d)  The Warrantholder may exercise all non-exercised warrants that are not declared null and void (inclusive of warrants not yet vested) immediately before the sale/swap of shares. Furthermore, the Warrantholder shall undertake an obligation to sell the subscribed shares on the same conditions as the other shareholders (when selling)

e)  Share instruments in the acquiring company of a corresponding pre-tax value shall replace the issued warrants.

f)   Issued warrants continue unchanged.

5.13.	Fælles bestemmelser for punkt 5.10-5.12	General provisions for clauses 5.10-5.12

	Selskabet er forpligtet til at give Warrantindehaveren skriftlig meddelelse, hvis en af de ovenfor nævnte transaktioner finder sted. Når Warrantindehaveren har modtaget den skriftlige meddelelse, har Warrantindehaveren – i de tilfælde, hvor	If one of the transactions mentioned above is made, the Company shall inform the Warrantholder hereof by written notice. Upon receipt of the written notice, the Warrantholder shall – in cases where the Warrantholder may extraordinarily exercise warrants, see clauses 5.10-5.12 –

	Warrantindehaveren ekstraordinært kan udnytte warrants, jf. punkt 5.10-5.12 – 2 uger til skriftligt at informere Selskabet om, hvorvidt han/hun vil gøre brug af tilbuddet. Hvis Warrantindehaveren ikke har givet Selskabet skriftligt svar inden 2-uger eller undlader at betale inden for den betalingsfrist, der er fastsat, bortfalder warrants uden yderligere varsel og uden kompensation. Udnyttelseskursen kan ikke komme under anparternes nominelle værdi.	inform the Company in writing whether he/she will make use of the offer. If the Warrantholder has not answered the Company in writing within 2 weeks or fails to pay within the fixed time, warrants shall become null and void without further notice or compensation. The exercise price cannot go below the nominal value of the shares.

	Warrantindehaverens rettigheder i anledning af en beslutning truffet af et kompetent organ i Selskabet, jf. punkt 5.10-5.12, er betinget af, at den relevante beslutning efterfølgende registreres i Erhvervsstyrelsen, hvis registrering er en gyldighedsbetingelse.	The Warrantholder’s rights in connection with decisions made by any competent company body, see clauses 5.10-5.12, shall be contingent on subsequent registration of the relevant decision with the Danish Business Authority if registration is a condition of its validity.

6.	OVERGANG AF WARRANTS	ASSIGNMENT OF WARRANTS

6.1.	Tildelte warrants kan ikke gøres til genstand for udlæg, overdrages eller på anden måde overføres, ej heller i forbindelse med bodeling, og hverken til eje eller til sikkerhed, uden bestyrelsens samtykke. Warrantindehaverens warrants kan dog overgå til Warrantindehaverens ægtefælle/samlever og/eller livsarvinger i tilfælde af Warrantindehaverens død. Det er en betingelse herfor, at modtageren underskriver den gældende Warrantaftale samt, såfremt dette kræves af bestyrelsen, en ejeraftale.	Warrants shall not be subject to charging orders, transfer of any kind, including in connection with division of property on divorce or legal separation, for ownership or as security without the consent of the board of directors. The Warrantholder’s warrants may, however, be transferred to the Warrantholder’s spouse/cohabitant and/or heirs of the body in the event of the Warrantholder’s death. It is a condition precedent that the recipient signs the applicable Warrant Agreement and, to the extent required by the board of directors a shareholders’ agreement.

7.	TEGNING AF ANPARTER VED UDNYTTELSE AF WARRANTS	SUBSCRIPTION FOR SHARES BY EXERCISE OF WARRANTS

7.1.	Tegning af anparter ved udnyttelse af warrants finder sted ved, at Warrantindehaveren afleverer en af Selskabet udarbejdet udnyttelsesmeddelelse til Selskabet senest kl. 16:00 CET den sidste dag i den	Subscription for shares by exercise of warrants must be made through submission by the Warrantholder no later than the last day of the relevant exercise period at 16:00 CET to the Company of an exercise notice prepared by the Company.

	relevante udnyttelsesperiode. Udnyttelsesmeddelelsen skal være udfyldt med alle påkrævede informationer. Udnyttelsesprisen for de nye anparter, der skal betales ved et kontant indskud, skal være modtaget af Selskabet senest tre dage efter, at Selskabet har modtaget udnyttelsesmeddelelse fra Warrantindehaveren.	The exercise notice shall be completed with all required information. The Company must have received the exercise price payable for the new shares in cash no later than three days after the Company has received exercise notice from the Warrantholder.

7.2.	Hvis den i punkt. 7.1 angivne frist overskrides, enten således at udnyttelsesmeddelelsen i udfyldt stand eller betalingen ikke er Selskabet i hænde inden kl. 16:00 CET på den sidste dag i udnyttelsesperioden, anses tegningen for ugyldig, og Warrantindehaveren kan i denne situation ikke anses for herved at have udnyttet sine warrants for en eventuel efterfølgende udnyttelsesperiode.	If the limitation period set forth in clause 7.1 expires as a result of the Company not having received the duly completed exercise notice or the payment by 16:00 CET of the last day of the exercise period, the subscription shall be deemed invalid, and in this event the Warrantholder shall not be considered as having exercised his/her warrants for a possible subsequent exercise period.

7.3.	De warrants, som Warrantindehaveren ikke har udnyttet i den sidste udnyttelsesperiode, bortfalder uden yderligere varsel og uden kompensation.	Warrants not exercised by the Warrantholder during the last exercise period shall become null and void without further notice and without compensation.

7.4.	Når den kapitalforhøjelse, som udnyttelsen af warrants har medført, er registreret i Erhvervsstyrelsen, modtager Warrantindehaveren dokumentation for sit ejerskab til anparter i Selskabet.	When the capital increase caused by exercise of warrants has been registered with the Danish Business Authority, the Warrantholder shall receive proof of his shareholding in the Company.

7.5.	Forud for udnyttelse skal Warrantindehaveren, såfremt dette kræves af bestyrelsen, tiltræde Selskabets til enhver tid gældende ejeraftale eller en særskilt ejeraftale omfattende de af Selskabets anpartshavere, som har tegnet anparter ved udnyttelse af warrants. Det samme gælder Warrantindehaverens arvinger /dødsbo.	Prior to exercise of warrants, the Warrantholder shall adhere to the Company’s shareholders’ agreement or a separate shareholders’ agreement comprising those shareholders of the Company that have subscribed for shares by exercise of warrants. The same applies to the heirs/estate of the Warrantholder.

7.6.	Warrantindehaveren er bekendt med og accepterer, at de i punkt 7.5 nævnte ejeraftaler kan indeholde (i) forpligtelser til at sælge anparterne ved Warrantindehaverens fratræden, uanset	The Warrantholder accepts and acknowledges that the shareholders’ agreements referred to in clause 7.5 may contain (i) obligations to sell shares upon termination of the Warrantholder’s

	årsag, til en pris der kan afvige fra markedsværdien, (ii) konkurrence- og kundeklausuler, (iii) bestemmelser om bortfald af fortegningsret og bestemmelser indeholdende salgsbegrænsninger og (iv) andre restriktioner på Warrantindehaveren, som kan være byrdefulde.	employment or other association with the Company, irrespective of the cause, at a price which may deviate from the market value; (ii) non-competition and non-solicitation clauses; (iii) provisions on the abandonment of participation rights and provisions containing sales restrictions and (iv) other restrictions on the Warrantholder that may be burdensome.

8.	VILKÅR FOR NYE ANPARTER	TERMS APPLICABLE TO NEW SHARES

8.1.	Udover de ovenfor anførte vilkår gælder følgende vilkår for de til de udstedte warrants hørende kapitalforhøjelser:	In addition to the terms and conditions set forth above, the following terms and conditions shall apply to the increases of the share capital, which are associated with the warrants:

•

De nye anparter udstedes i anparter à DKK 1,

•

De nye anparter skal give ret til udbytte i Selskabet for det løbende regnskabsår, hvori anparterne tegnes, på lige fod med de eksisterende ordinære anparter og andre rettigheder i selskabet fra og med datoen for tegningen af anparterne,

•

De nye anparter skal tilhøre samme anpartsklasse, som de eksisterende ordinære anparter i Selskabet,

•

Kapitalforhøjelsen sker uden fortegningsret for de hidtidige anpartshavere, idet tegningen sker på baggrund af warrants udstedt til Warrantindehavere,

•

Der skal ikke gælde indskrænkninger i den til de nye anparter knyttede fortegningsret ved fremtidige kapitalforhøjelser udover det i vedtægternes punkt 3.6 anførte,

•

The new shares will be divided into shares of nominally DKK 1 each;

•

The new shares will carry dividend rights for the financial year in which subscription takes place on equal terms with the existing ordinary shares as well as other rights in the Company as from the day of subscription of the shares;

•

The new shares shall belong to the same share class as the existing ordinary shares in the Company;

•

The capital increase shall be made without any pre-emption rights for the existing shareholders, given that the subscription is based on warrants issued to the Warrantholders;

•

The pre-emption rights attached to the new shares shall not be subject to any restrictions in the event of future capital increases besides what is stated in article 3.6 of the articles of association;

•

Fristen for tegning af de nye anparter beregnes på baggrund af bestemmelserne ovenfor,

•

Det fulde beløb til tegning af det antal anparter, som de omfattede Warrantindehavere ønsker at tegne, skal indbetales kontant som beskrevet ovenfor og senest samtidig med tegningen af de pågældende anparter,

•

Der skal gælde indskrænkninger i de nye anparters omsættelighed, idet enhver overgang af anparter i henhold til vedtægternes punkt 3.5 kræver bestyrelsens godkendelse, og

•

De nye anparter skal lyde på navn, noteres i Selskabets ejerbog og være ikke-omsætningspapirer.

•

The deadline for subscription of the new shares shall be calculated pursuant to the provisions set forth above;

•

The full subscription amount for the number of shares which the Warrantholders wish to subscribe for, shall be paid in cash as described above and no later than on the day of subscription of the shares in question;

•

The new shares will be subject to restrictions on transferability as any share transfer requires approval from the board of directors pursuant to article 3.5 of the articles of association; and

•

The new shares shall be made out in the name of the holder, be recorded in the Company’s register of shareholders and be non-negotiable instruments.

9.	LOVVALG OG VÆRNETING	LAW AND VENUE

9.1.	Tegningen af warrants, vilkårene herfor og udnyttelsen, samt vilkårene for senere tegning af anparter i Selskabet skal reguleres af dansk ret.	The grant of warrants, the associated terms and conditions and the exercise, as well as the terms and conditions for future subscription of shares in the Company shall be governed by Danish law.

9.2.	Hvis der måtte opstå en tvist mellem Warrantindehaveren og Selskabet i relation til forståelsen eller gennemførelsen af warrantprogrammet, skal denne søges bilagt i mindelighed ved forhandling mellem parterne.	Any disagreement between the Warrantholder and the Company in relation to the understanding or implementation of the warrant scheme shall be settled amicably by negotiation between the parties.

9.3.	Hvis parterne ikke kan opnå enighed, skal eventuelle tvister afgøres ved de almindelige danske domstole.	If the parties fail to reach consensus, any disputes shall be settled by the ordinary Danish courts.

Appendix 3.15 to the articles of association

Hemab ApS

Company Reg. Number 40837590

Ole Maaloes Vej 3

2200 Copenhagen

Denmark

(the “Company”)

ADDENDUM TO APPENDIX 3.14 OF THE ARTICLES OF ASSOCIATION

TERMS AND CONDITIONS APPLICABLE TO WARRANTS ISSUED BY THE

COMPANY TO FRENCH PARTICIPANTS UNDER THE FRENCH BSPCE REGIME

(Article 163 bis G of the French tax code)

This document (the “Terms and Conditions”) must be read and applied in conjunction with the provisions of the Articles of Association of the Company (the “Articles of Association”), including the Warrants terms provided for by Appendix 3.14 pertaining to the issuance of warrants by the Company (“Warrant Terms”), and any subsequent legal document as it aims at ensuring the qualification of warrants issued by the Company to French participants to the so-called French BSPCE regime provided for by Article 163 bis G of the French tax code and Article L. 228-92 of the French commercial code.

The Company hereby states that it is registered in France with the French register of companies under registration number (SIREN) 923973358.

Any deviation provided for by those Terms and Conditions must be construed as supplementing, and superseding in case of variation or addition, to the provisions of the Articles of Association, including the Warrant Terms.

RECITALS

Pursuant to the authorisation set out in article 3.13 of the Articles of Association, the board of directors of the Company has resolved that the below terms and conditions shall apply to warrants, which are granted to French tax resident employees and/or corporate officers who are subject to the French Employee Tax Regime provided for by Article 163 bis G of the French Tax Code in order to ensure compliance and application of the French legal and tax regime relating to bons de souscription de part de créateur d’entreprise (hereinafter the “BSPCE”) to awards of warrants granted by the Company to any French participant.

The Warrants Terms shall, subject to the modifications, variation and addition set out in these Terms and Conditions, remain the applicable rules for the grant of warrants by the Company to French tax resident employees and/or corporate officers who are subject to the French Employee Tax Regime (“French Participants”).

1.	Definitions

Terms defined by the Warrant Terms are applicable to the Terms and Conditions.

For the sake of clarity, as used herein, the following definitions shall apply:

”Board”	The Board of Directors of the Company as defined in the Articles of Association.

”Beneficiary” or “French Participant”	French tax resident employees and/or corporate officers of the Company (or any subsidiary) who are subject to the French Employee Tax Regime. The term “Beneficiary” also refers to their heirs or legatees in case of a Beneficiary passes away.

”BSPCE” or “warrants”	Bons de souscription de parts de créateur d’entreprise under French legislation which are meant to be viewed as the French equivalent of warrants issued by the Company under Danish legislation, for the purpose of ensuring the application of the French legal and tax regime to the French participants.

”BSPCE Agreement”	Agreement between the Company and a Beneficiary providing for the allotment of warrants under the French BSPCE regime to such Employee, entered into by the Company and the Employee in accordance with the procedure described in Section 2.

“Executive Functions”	Functions exercised as a corporate officer subject to the French Employee Tax Regime, if applicable.

”Exercise Notice”	Such notice as shall be filled in and signed by the Beneficiary and delivered to the Company upon exercise of warrants/BSPCEs according to the Warrant Terms and these Terms and Conditions.

”Exercise Period”	The period when warrants/BSPCEs become exercisable according to the Warrant Terms, the BSPCE Agreement and these Terms and Conditions.

”Exercise Price”	The price determined by the Board of Directors at the issuance of the warrants/BSPCEs to be paid per Share upon exercise of a warrant/BSPCE according to the BSPCE Agreement.

“Grant”	Decision of the Board of Directors to allot warrants/BSPCEs to the Beneficiary.

”Group”	The Company and its Subsidiaries from time to time.

”Share”	One ordinary share of nominal value of DKK 1 in the Company.

”Subsidiary”	Company’s subsidiaries held at more than 75% (75% of the voting rights or 75% of the share capital) and employing a Beneficiary, if any.

”Terms and Conditions”	These terms and conditions to be read and applied in conjunction with the Warrant Terms and the Articles of Association.

“Vesting Schedule”	Means, in relation to any Beneficiary, the Vesting Date(s) specified in the Warrant Terms, as reiterated herein, and the BSPCE Agreement entered into with a Beneficiary.

2.	Offer and Grant of warrants of the Company under the French BSPCE regime

The Company acknowledges that it complies with the provisions of Article 163 bis G of the French tax code to issue warrants to French participants under the French BSPCE regime.

The Board will decide to allot from time-to-time warrants of the Company to Beneficiaries under the French BSPCE regime by sending an electronically signed copy of the BSPCE Agreement, these Terms and Conditions and the Warrant Terms to the Beneficiaries by e-mail. The offer will include information about the number of warrants/BSPCEs offered to issuance.

The Grant of warrants/BSPCEs has no immediate economic consequences for the Beneficiary. The value of the warrants/BSPCEs – if any—will not form part of the calculation of holiday allowances, pension contributions or other contributions or payments, which are based on the Beneficiary’s remuneration from the Company or its subsidiaries, if any.

By signing the BSPCE Agreement electronically, and sending it to the Company, the Beneficiary accepts the offer in the BSPCE Agreement. The acceptance must be received by the Company on the date set out in the BSPCE Agreement at the latest. If the Company receives the acceptance by the deadline set out in the BSPCE Agreement, the Board will allot the offered number of warrants/BSPCEs to the Beneficiary.

The BSPCE Agreement and these Terms and Conditions supplementing the Warrant Terms specify the terms and conditions attached to the warrants granted to a Beneficiary under the French BSPCE regime.

If the Company receives the acceptance after the deadline set out in the BSPCE Agreement, the Beneficiary is not entitled to be allotted any warrant/BSPCE.

The offer, acceptance and grant procedure above may be changed from time to time by the Company for any reason. The Beneficiary will be notified of such changes.

3.	Specific features of the warrants issued under the French BSPCE regime

Each BSPCE confers a right, but not an obligation, on the Beneficiary to acquire one new Share of the Company by making a cash payment of the Exercise Price during the Exercise Period. This right is however subject to the terms and conditions of the Warrant Terms, BSPCE Agreement and these Terms and Conditions.

The Exercise Price and the number of Shares that each BSPCE confers a right to acquire shall be proportionately adjusted where required according to the Clause 5. of the Warrant Terms.

Pursuant to Article 163 bis G of the French Tax Code, the warrants/BSPCEs are not transferable, they may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by the laws of descent or inheritance. The Beneficiary undertakes to ensure that his/her warrants/BSPCEs shall constitute private property within any existing or future marriages.

The warrants/BSPCEs may, during the lifetime of the Beneficiary, be exercised by the Beneficiary only.

4.	Vesting

The provisions of Warrant Terms relating to vesting fully applies to warrants/BSPCEs granted to a Beneficiary.

In accordance with the Warrant Terms, granted warrants/BSPCEs will vest over a four-year period, in accordance with the following schedule:

(a)	25% of the granted warrants/BSPCEs vests on the 1st anniversary of the grant date; and

(b)	The remaining 75% of the granted BSPCEs vests with 1/36 per month from one year after the grant date.

The granted warrants/BSPCEs will fully vest on the 4th anniversary of the grant date subject to the Beneficiary still being an employee or a corporate officer.

The Board shall, however, be entitled to deviate from the Vesting Schedule set out above and determine that warrants/BSPCEs shall be deemed to vest as of the date of issuance or that special rules shall apply in relation to vesting. Such deviations, if any, shall be specified in the BSPCE Agreement as amended, in connection with the grant.

As regards accelerated Vesting of warrants/BSPCEs in connection with an exit, liquidation, merger, demerger or sale of the Company, reference is made to Clauses 3.4, 5.10, 5.11 and 5.12 of the Warrant Terms.

Vesting requires that the Beneficiary be still employed by the Group as of the day when the relevant Vesting occurs, unless the Beneficiary terminates his/her employment contract or his/her Executive Functions, and the termination is caused by a material breach by the Company or its Subsidiaries of their obligations towards the Beneficiary.

5.	Leaver provisions

The provisions of the Warrant Terms fully apply to warrants issued under these Terms and Conditions subject to the following precisions in order to comply with the prohibition of financial sanctions provided under Article L. 1331-2 of the French labour code.

5.1.	Good Leaver

If the Beneficiary’s employment or Executive Functions in the Group cease by any reason other than those set out in Section 5.2, he or she is entitled to keep the warrants/BSPCEs granted to him/her that have vested as per the last employment or executive functions. The Beneficiary shall be entitled to exercise vested warrants/BSPCEs during the period from termination of the employment or Executive Functions until 90 days after termination of such employment or Executive Functions, after which all unexercised warrants/BSPCEs shall become null and void without further notice and without compensation or payment of any kind. Any non-vested warrants/BSPCEs shall lapse automatically and not be capable of exercise or further vesting.

5.2.	Bad Leaver

If the Beneficiary’s employment or Executive Functions in the Group ceases as a result of termination of the employment or Executive Functions by the employer due to a material breach by the Beneficiary of his/her obligations towards the Company whether or not qualified as a faute lourde under the meaning set forth by the French Cour de cassation, non-vested warrants/BSPCEs allotted to him/her shall immediately lapse upon termination and not be capable of exercise. At the discretion of the Board, exercise of vested warrants/BSPCEs may be authorized during the leave period notified by the Company.

6.	Death

To comply with French mandatory provisions relating to the BSPCE regime, the beneficiary’s death triggers the accelerated vesting of the warrants/BSPCEs which become immediately exercisable.

Based on article 163 bis G of the French Tax Code, his or her heirs or legatees shall have a period of six month from the date of death to notify the Company of their decision to exercise the Beneficiary’s warrants/BSPCEs.

The BSPCE that are not exercised by the heirs or legatees at the expiry date of this six-month period will become null and void.

7.	Exercise of BSPCE

The provisions of the Warrant Terms fully apply to warrants issued under those Terms and Conditions subject to the following precisions.

The Beneficiary may only exercise vested warrants/BSPCEs at any time during the Exercise Period, as agreed in the Warrants Terms and BSPCE Agreement, subject to the Leaver Provisions set out in Sections 5.1. and 5.2. of these Terms and Conditions.

The Beneficiary may exercise part or all the vested BSPCEs, in one or several time during the Exercise Period. However, it is a precondition that upon each exercise the Beneficiary exercises the lower of (a) all of his/her vested BSPCEs and (b) vested BSPCEs, which provides for subscription of minimum nominally DKK 2,000 Shares in the Company.

The Company may at its discretion extend the exercise period. In addition, the Company is, in the event of a listing of the Company on a stock exchange, entitled at its discretion to change the exercise period in order to adapt the exercise period to applicable rules on insider trading.

The subscription of Shares by exercise of warrants/BSPCEs is carried out in accordance with the procedure described in Clause 7 of the Warrant Terms. Upon termination of the Beneficiary’s employment or Executive Functions with the Company, whether for material breach or not and irrespective of the French labour law grounds on which any redundancy procedure is initiated, the sales price of the Participant’s Shares cannot be lower than the fair market value at the termination date.

The warrants/BSPCEs that are not exercised by the Beneficiary at the expiry of the Exercise Period shall become null and void (i.e. no longer exercisable) without further notice and without compensation or payment of any kind to the Beneficiary.

8.	Taxes and other fees

The Beneficiary shall be responsible for the payment of all taxes and/or fees which may be payable in respect of the holding or exercise of BSPCEs, as a consequence of French or foreign legislation or decisions of French or foreign governmental authorities. If required, the Company and its Subsidiaries shall also have the right to withhold taxes and/or fees related to the BSPCEs from any other cash payments made to the Beneficiary such as salary payments, bonus payments, pension payments etc, if required under French legislation or if the Beneficiary is no longer a French tax resident at the time of exercise of the warrants/BSPCEs or sale of the Participant’s Shares.

The Company and its Subsidiaries shall be responsible for payment of the social security contributions payable by the Company and its Subsidiaries by law in the respective jurisdiction in respect of the Beneficiary’s holding or exercise of BSPCEs, as a consequence of French or foreign legislation or decisions of French or foreign governmental authorities.

The Company will send to the Beneficiary, upon request, any certificate acknowledging the duration of the presence in the Company upon the date of exercise of the BSPCE, in order to benefit, where applicable, from the favourable tax treatment thereof provided under Article 163 bis G of the French tax code.

9.	No Employment Right

The Grant and allotment of warrants/BSPCEs in accordance with the BSPCE Agreement and the Terms and Conditions is made at the sole discretion of the Board. Nothing in the BSPCE Agreement or the Terms and Conditions, or any warrants/BSPCEs offered or allotted hereunder shall confer upon the Beneficiary, any right with respect to continuation of employment with the Company or a Subsidiary, nor shall it interfere in any way with the Beneficiary’s or the Company’s or a Subsidiary’s right to terminate or alter the terms and conditions of the employment relationship at any time. The offer and allotment of warrants/BSPCEs in accordance with the BSPCE Agreement and the Terms and Conditions does not confer any right for the Beneficiary to be selected to be offered any warrant/BSPCE in any future equity incentive programs (if any). Neither the warrants/BSPCEs nor any benefits arising under the BSPCE Agreement and these Terms and Conditions shall constitute part of the Beneficiary’s employment agreement with the Company or any Subsidiary and, accordingly, the BSPCE Agreement and the Terms and Conditions and the benefits hereunder may be terminated at any time in the sole discretion of the Company. Hence, the warrants/BSPCEs shall not give rise to liability and not be included in the basis for pension rights, severance payments, damages or other benefit or compensation from the Company or any Subsidiary.

10.	Data Protection

The Company and its Subsidiaries may collect and process personal data relating to the Beneficiary for the purpose of fulfilling their obligations notably towards the French tax and social security authorities and exercise their rights under the BSPCE Agreement and the Terms and Conditions, issue certificates (if any), statements and communications relating to the BSPCE Agreement and the Terms and Conditions, and generally administer and manage the warrants/BSPCEs, including keeping records of participation levels from time to time. Any such processing shall be in accordance with the purpose and provision of this data protection provision. References in this provision to the Company and its Subsidiaries include the Beneficiary’s employer.

Personal data about the Beneficiary may be transferred not only within the country in which the Beneficiary is resident or based from time to time or within the EU or the EEA, but also worldwide, to other employees and officers of the Company and its Subsidiaries and to third parties for the purpose described above. If personal data is exported outside the EU or the EEA, the Company and its Subsidiaries will implement appropriate safeguards by the use of standard data protection clauses, binding corporate rules or other available solutions.

All national and international transfer of personal data is only done in order to fulfil the obligations and rights of the Company and/or its Subsidiaries under the BSPCE Agreement and those Terms and Conditions or if the transfer is otherwise necessary to comply with a legal obligation.

Personal data may be stored by the Company and its Subsidiaries until their rights and obligations under the BSPCE Agreement and the Terms and Conditions have been exhausted. The Beneficiary may contact the Company for any matter relating to the processing of its personal data (such as for example access to or correction of it). The Beneficiary may also exercise any additional rights he/she may have according to applicable law including to lodge complaint with the supervisory authority.

11.	Amendments

The Company may without consent from the Beneficiary amend the BSPCE Agreement and these Terms and Conditions to the extent legislation, court practice or authority regulations so require or if it is appropriate or necessary for practical or economic reasons. The Company may also make other adjustments to the BSPCE Agreement and the Terms and Conditions if significant changes in the Company or its Subsidiaries or circumstances would result in a situation where the Terms and Conditions become inappropriate to use, including limiting the economic outcome of the Beneficiary’s participation in the BSPCE Program or terminate the BSPCE Program, fully or partly. If any provision in the BSPCE Agreement or in the Terms and Conditions, or part thereof, is held to be invalid or is adjusted by court of law or an arbitral tribunal, the remainder of the provision and all other provisions of the BSPCE Agreement and the Terms and Conditions shall remain valid to the fullest extent permitted by applicable law, and the Company and the Beneficiary shall negotiate loyally with each other with the aim to, if possible, agree on necessary changes of the BSPCE Agreement and the Terms and Conditions to maintain the structure, purpose and general spirit of the BSPCE Agreement and the Terms and Conditions.

12.	Acknowledgement

By entering into the BSPCE Agreement with the Company in accordance with the procedure described in Section 2, the Beneficiary acknowledges receipt of a copy of these Terms and Conditions. The Beneficiary understands and agrees that the granted warrants/BSPCEs are subject to all the terms, conditions, and restrictions stated in the BSPCE Agreement, the Articles of Association and the Warrant Terms subject to deviation and addition provided for by those Terms and Conditions. The Beneficiary also confirms that he/she has not relied on any tax advice from the Company related to the warrants/BSPCEs.